UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
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GRANITE CONSTRUCTION INCORPORATED

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GRANITE CONSTRUCTION INCORPORATED
585 West Beach Street
Watsonville, California 95076

Notice of Annual Meeting of Shareholders

March 26, 2010

Date:	Friday, May 7, 2010
Time:	10:30 a.m., Pacific Daylight Time
Place:	Embassy Suites 1441 Canyon Del Rey Seaside, California 93955

Purposes of the Meeting:

•	To elect four directors for the ensuing three-year term;

•	To act upon a proposal to approve the Granite Construction Incorporated Employee Stock Purchase Plan;

•	To act upon a proposal to approve the Granite Construction Incorporated Annual Incentive Plan;

•	To act upon a proposal to approve the Granite Construction Incorporated Long Term Incentive Plan;

•	To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm for the fiscal year ending December 31, 2010, and

•	To consider any other matters properly brought before the meeting.

Who May Attend the Meeting?

Only shareholders, persons holding proxies from shareholders and invited representatives of the media and financial community may attend the meeting.

What to Bring:

If you received a Notice of Internet Availability of Proxy Materials, please bring that Notice with you. If your shares are held in the name of a broker, trust, bank, or other nominee, you will need to bring a proxy or letter from that broker, trust bank, or nominee that confirms you are the beneficial owner of those shares.

Record Date:

March 12, 2010 is the record date for the meeting. This means that if you own Granite stock at the close of business on that date, you are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

Annual Report:

We have included a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 with the proxy solicitation materials on Granite’s website. The annual report is not part of the proxy solicitation materials.

Shareholder List:

For 10 days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relative to the meeting during regular business hours at Granite’s headquarters located at 585 West Beach Street, Watsonville, CA 95076. The shareholder list will also be available at the annual meeting.

Information about the Notice of Internet Availability of Proxy:

Instead of mailing a printed copy of our proxy materials, including our annual report, to each shareholder of record, we will provide access to these materials in a fast and efficient manner via the internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders. Accordingly, on March 26, 2010, we will begin mailing a Notice of Internet Availability of Proxy Materials to all shareholders of record as of March 12, 2010, other than persons who hold shares in Granite’s Profit Sharing and 401(k) Plan (“401(k) Participants”), and we will post our proxy materials on the website referenced in the notice (https://www.proxyvote.com).

All shareholders may choose to access our proxy materials on the website or may request to receive a printed set of our proxy materials. In addition, the notices and website provide information regarding how you may request to receive proxy materials in printed form by mail on an ongoing basis.

Proxy Voting:

Your vote is important. Please vote your proxy promptly so your shares can be represented at the annual meeting even if you plan to attend the meeting. Shareholders, with the exception of 401(k) Participants, can vote by internet, telephone or mail. As in the past, 401(k) Participants will receive a package in the mail that includes all proxy materials and the proxy card. You may revoke your proxy without affecting your right to vote in person if you decide to attend the meeting. Your proxy card has specific instructions on how to vote.

To get directions to the 2010 Annual Meeting of Shareholders, call our Investor Relations Department at 831.761.4714.

By Order of the Board of Directors,

Michael Futch
Vice President, General Counsel and Secretary

Page
No.

1	Proxy Statement
1	Voting Information
1	Who Pays for This Solicitation?
1	Who Can Vote?
1	Voting Procedures
2	What Is the Deadline for Voting My Shares?
2	How Are Votes Counted?
3	What Is the Voting Requirement to Approve the Proposals?
3	After I Vote My Shares Can I Change or Revoke My Proxy?
3	Can I Vote at the Annual Meeting instead of Voting by Proxy?
3	What Constitutes a Quorum?
3	Who Supervises the Voting at the Meeting?
4	How Can I Find Out the Voting Results?
4	The Board of Directors
4	Election of Directors
4	Director Qualifications
5	Nominees for Election of Directors with Terms Expiring at the 2010 Annual Meeting
6	Continuing Directors with Terms Expiring at the 2011 Annual Meeting
7	Continuing Directors with Terms Expiring at the 2012 Annual Meeting
8	Information about the Board of Directors and Corporate Governance
8	Committees of the Board
9	Role of the Compensation Consultant
10	The Lead Director and Executive Sessions
11	Board Leadership Structure and Its Role in Risk Oversight
11	Board of Directors’ Nomination Policy
13	Director Independence
14	Board and Annual Shareholder Meeting Attendance
14	Communications with the Board
14	Code of Conduct
14	Granite Website
15	Executive and Director Compensation and Other Matters
15
Compensation Discussion and Analysis
15	Company Restructuring, Reorganization and Executive Officer Role Changes
15	Objective of the Compensation Program
16	Changes to the Executive Officer Compensation Program
16	Role of the Compensation Committee and Chief Executive Officer in Determining Executive Compensation
17	Role of the Compensation Consultant
17	Market Data Considered in Determining Executive Compensation
18	Compensation Elements
26	Profit Sharing Bonus
26	Policy Regarding Recovery of Award if Basis Changes because of Restatement

Page
No.

26	Stock Ownership Guidelines
27	Nonqualified Deferred Compensation
28	Other Compensation
28	Impact of Accounting and Tax Treatments of a Particular Form of Compensation
28	Severance Arrangement
29	Change-in-Control Arrangements
30	Compensation Committee Report
31	Summary Compensation Table – 2009
32	Other Compensation – 2009
33	Grants of Plan-Based Awards – 2009
35	Outstanding Equity Awards at Fiscal Year End – 2009
36	Stock Vested – 2009
37	Nonqualified Deferred Compensation – 2009
38	Potential Payments upon Termination or Change in Control
39	Director Compensation
39	Stock Ownership
39	Cash and Equity Compensation Policy
40	Director Compensation Table
42	Stock Ownership of Beneficial Owners and Certain Management
44	Section 16(a) Beneficial Ownership Reporting Compliance
45	Equity Compensation Plan Information
45	Transactions with Related Persons
46	Report of the Audit/Compliance Committee
47	Principal Accounting Fees and Services
47	Audit Committee Pre-Approval Policies and Procedures
48	Proposal to Approve the Granite Construction Incorporated Employee Stock Purchase Plan
51	Proposal to Approve the Granite Construction Incorporated Annual Incentive Plan
54	Proposal to Approve the Granite Construction Incorporated Long-Term Incentive Plan
56	Ratification of Independent Registered Public Accounting Firm
57	Shareholder Proposals to be Presented at the 2011 Annual Meeting
57	Other Matters

Proxy Statement

As more fully described in the notice, Granite Construction Incorporated, a Delaware corporation, on behalf of its Board of Directors, has made these materials available to you on the internet or has mailed you printed versions of these materials in connection with Granite’s 2010 Annual Meeting of Shareholders, which will take place on May 7, 2010. The notice was mailed to all Granite shareholders of record beginning March 26, 2010, and our proxy materials were posted on the website referenced in the notice on March 26, 2010. Granite, on behalf of its Board of Directors, is soliciting your proxy to vote your shares at the 2010 Annual Meeting of Shareholders or any subsequent adjournment or postponement. We solicit proxies to give all shareholders of record an opportunity to vote on matters listed in the accompanying notice and/or any other matters that may be presented at the annual meeting. In this proxy statement you will find information on these matters, which is provided to assist you in voting your shares.

Granite Construction Incorporated was incorporated in Delaware in January 1990 as the holding company for Granite Construction Company, which was incorporated in California in 1922. All dates in this proxy statement referring to service with Granite also include periods of service with Granite Construction Company.

Voting Information

Who Pays for This Solicitation?

Granite pays for the cost of this proxy solicitation. We will request banks and brokers, and other custodians, nominees and fiduciaries to solicit their customers who own our stock. We will reimburse their reasonable, out-of-pocket expenses for doing this. Our directors, officers and employees may also solicit proxies by mail, telephone, personal contact, or through online methods without additional compensation.

Who Can Vote?

You will have received notice of the annual meeting and can vote if you were a shareholder of record of Granite’s common stock as of the close of business on March 12, 2010. You are entitled to one vote for each share of Granite stock you own. You may vote all shares owned by you as of the record date, including shares held directly in your name as the shareholder of record, and shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. As of the close of business on March 12, 2010, there were 38,862,572 shares of common stock issued and outstanding.

Voting Procedures

Shareholders, with the exception of 401(k) Participants, have the option to vote by proxy three ways:

♦    By internet: You can vote by internet following the instructions in the Notice of Internet Availability or by accessing the internet at https://www.proxyvote.com and following the instructions at that website.

♦    By telephone: In the United States and Canada you can vote by telephone using a touch-tone phone by following the instructions in the Notice of Internet Availability or by calling 1.800.690.6903. (toll free) and following the instructions; or

♦    By mail: If you have received a paper copy of the proxy card by mail you may submit your proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope. Instructions are also on the card.

Granite’s 401(k) Participants can only vote by mail. If you are a 401(k) Participant, you will have received a full set of proxy materials in the mail (mailed on or about March 26, 2010) including the proxy statement, the annual report and a proxy card.

Please refer to the notice or the information your bank, broker or other holder of record provides you for more information on the above options. If you have the option to authorize a proxy to vote your shares over the internet or by telephone, you should not return a proxy card by mail (unless you are revoking your previous proxy).

What Is the Deadline for Voting My Shares?

Except shares held in either Granite’s 401(k) or ESOP plan (see below), your vote by proxy must be received before the polls close at the annual meeting.

If you hold shares in Granite’s 401(k) or ESOP plan, your voting instructions must be received by May 4, 2010 in order for the trustee to vote your shares.

If you own shares held through your broker, a trustee or other nominee, please follow the voting instructions provided by your broker, trustee or nominee.

How Are Votes Counted?

In the election of directors and all proposals you may vote “For”, “Against” or “Abstain” with respect to each of the nominees and proposals. If you elect to abstain in either the election of directors or any proposal, the abstention will not impact the election of directors or the proposal. In tabulating the voting results, only “For” and “Against” votes are counted.

If you vote by proxy card, your shares will be voted at the annual meeting in the manner you indicate on your proxy card. If you sign your proxy card but do not specify how you want your shares to be voted, they will be voted as the Board of Directors recommends by the persons named on your proxy card. This proxy statement contains a description of each item that you are to vote on along with our Board’s recommendations. Below is a summary of our Board’s recommendations:

♦	For election of all four nominated directors;

♦	For the proposal to approve the Granite Construction Incorporated Employee Stock Purchase Plan;

♦	For the proposal to approve the Granite Construction Incorporated Annual Incentive Plan;

♦	For the proposal to approve the Granite Construction Incorporated Long Term Incentive Plan;

♦	For ratification of the appointment of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

As to any other item that may be properly proposed at the annual meeting, including a motion to adjourn the annual meeting to another time or place, the shares will be voted in the discretion of the persons named on your proxy card.

What Is the Voting Requirement to Approve the Proposals?

If there is a quorum, nominees for election to the Board who receive a majority of the shares voted will be elected as members of our Board of Directors for the upcoming three-year term. This means that a majority of votes cast “for” the election of a director must exceed the number of votes cast “against” the director’s election, excluding abstentions. The other proposals included in this proxy statement require the affirmative vote of a majority of the votes cast for passage. Any other matters properly proposed at the meeting will also be determined by a majority of the votes cast except as otherwise required by law or by Granite’s Certificate of Incorporation or bylaws. This includes a motion to adjourn the annual meeting to another time or place (including for the purpose of soliciting additional proxies).

If you hold shares in a brokerage account (shares that are held in a fiduciary capacity – typically referred to as being held in “street name”), and you do not provide your broker with voting instructions, these shares may constitute “broker non-votes.” Generally, a broker non-vote occurs when a broker is not permitted to vote on a particular matter (i.e., a non-routine matter) without voting instructions from you. In tabulating the voting results for the election of directors or any particular proposal, shares that constitute broker non-votes will not be counted in determining the number of shares necessary for approval.

After I Vote by Proxy Can I Change or Revoke My Proxy?

You can change vote or revoke your proxy at any time before the annual meeting. You may revoke your proxy by internet, by telephone or by filing with our Secretary a written revocation or a properly signed proxy card bearing a later date, or by attending the meeting and voting in person if you are a shareholder of record. Your proxy card gives specific instructions on how to vote.

Can I Vote at the Annual Meeting instead of Voting by Proxy?

You may attend the annual meeting and vote in person instead of voting by proxy; however, even if you intend to attend the meeting we strongly encourage you to vote by internet, telephone or mail prior to the meeting to ensure that your shares are voted.

What Constitutes a Quorum?

Granite’s bylaws require a quorum to be present in order to transact business at the meeting. A quorum consists of a majority of the shares entitled to vote, either in person or represented by proxy. In determining a quorum we count votes for and against and abstentions as present.

Who Supervises the Voting at the Meeting?

Granite’s bylaws and policies also specify that prior to the annual meeting management will appoint an independent Inspector of Elections to supervise the voting at the meeting. The Inspector decides all questions as to the qualification of voters, the validity of proxy cards and the acceptance or rejection of votes. Before assuming his or her duties, the Inspector will take and sign an oath that he or she will faithfully perform his or her duties both impartially and to the best of his or her ability.

How Can I Find Out the Voting Results?

We will announce preliminary voting results at the annual meeting and final results will be published on a Form 8-K to be filed with the SEC within four business days following the annual meeting.

The Board of Directors

Election of Directors

The Board of Directors is divided into three classes. We keep the classes as equal in number as possible; however, the number of directors in a class depends on the total number of directors at any given time. Each director serves for a term of three years. The classes are arranged so that the terms of the directors in each class expire at successive annual meetings. This means that shareholders annually elect approximately one-third of the members of the Board. The Board currently consists of nine directors.

The terms of William G. Dorey, Rebecca A. McDonald, William H. Powell and Claes G. Bjork will expire at the 2010 annual meeting. The Board has nominated these four individuals for new terms. If elected, each of the nominees will serve as a director until the 2013 annual meeting and until his or her successor is elected and qualified or he/she resigns or until his/her death, removal, or other cause identified in Granite’s bylaws.

Management knows of no reason why any of these nominees would be unable or unwilling to serve. All nominees have accepted the nomination and agreed to serve as a director if elected by the shareholders. However, if any nominee should for any reason become unable or unwilling to serve between the date of the proxy statement and the annual meeting, the Board may designate a new nominee and the persons named as proxies will vote for that substitute nominee. You cannot vote for more than four nominees.

The Board of Directors recommends a vote “FOR” each of the above-named nominees.

Director Qualifications

The following paragraphs provide information as of the date of this proxy statement about each director and director nominee. The information presented includes information each director has given us about his/her age, all positions he/she holds, his/her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he/she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each director’s and nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion the he/she should serve as a director, we also believe that all of our directors and nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Granite and our Board.

Nominees for Director with Terms Expiring at the 2010 Annual Meeting

William G. Dorey Director since 2004
Mr. Dorey is the current Chief Executive Officer and President of Granite. He has served as our CEO since 2004 and President since 2003. Mr. Dorey joined Granite in 1969 and has held a variety of executive-level positions throughout his career, including Chief Operating Officer, Executive Vice President, Senior Vice President and Branch Division Manager. During this time, Mr. Dorey has developed an intimate knowledge of our business, employees, culture, competitors and the effect on our business of various government policies. We believe that his long history and experience with Granite, and his in-depth knowledge of the construction industry demonstrates that Mr. Dorey is well qualified to serve on our Board. Mr. Dorey holds a B.S. degree in Construction Engineering from Arizona State University. Age 65.

Rebecca A. McDonald Director since 1994
Ms. McDonald has served as Chief Executive Officer of Laurus Energy Inc. since December 2008. She previously served as President, Gas and Power, BHP Billiton from March 2004 to September 2007. We believe that Ms. McDonald’s executive-level experience and her wealth of knowledge of business systems and operations qualify her to serve on our Board. Ms. McDonald holds a B.S. degree in Education from Stephen F. Austin State University. Age 57.

William H. Powell Director since 2004
Mr. Powell served as Chairman and Chief Executive Officer of National Starch and Chemical Company from 1999 until his retirement in 2006 and has served as our Chairman of the Board since September 2009. Mr. Powell also serves as a director of Arch Chemical Company, Inc., and PolyOne Inc. Until June 2009, Mr. Powell was Chairman, Board of Trustees, of State Theatre Performing Arts Center in New Brunswick, New Jersey. We believe that Mr. Powell’s knowledge and experience as chief executive of a major global company qualify him to serve on our Board. Mr. Powell holds a B.A. degree in Chemistry, an M.S. in Chemical Engineering from Case Western Reserve University and an M.A. in Business Administration from the University of North Dakota. Age 63.

Claes G. Bjork Director since 2006
Mr. Bjork served as Chief Executive Officer of Skanska AB, Sweden, one of the world’s largest construction companies, from 1997 to 2002, and previously held various executive and management positions within Skanska and served as Chairman of Scancem Cement. He currently serves on the board of Consolidated Management Group, Qlik Technologies, Inc., and the Swedish American Chamber of Commerce. We believe that Mr. Bjork’s qualifications to serve on our Board include his past experience as an executive with a major multi-national construction firm and his knowledge and understanding of the construction industry and Granite’s competitors and customers. Mr. Bjork studied Civil Engineering in Sweden. Age 64.

Continuing Directors with Terms Expiring at the 2011 Annual Meeting

David H. Watts Director since 1988
Mr. Watts served as our Chairman of the Board from May 1999 to September 2009. He also served as our Chief Executive Officer from October 1987 to December 2003 and as our President from October 1987 to January 2003. He was formerly President and Chief Executive Officer and a director of Ford, Bacon & Davis, Inc., an industrial engineering and construction firm. Mr. Watts currently serves as a director of Elgin National Industries, Inc. (a private company), the California Chamber of Commerce, of which he is a past Chair, Transportation California, the Monterey Bay Area Council of the Boy Scouts of America, and the California Business Roundtable. He also serves as a director of Franklin County Education Foundation and Bring Me A Book Franklin, Inc., both of which are non-profit organizations. Between 2005 and 2007, Mr. Watts served as director of InfraSource. We believe that Mr. Watt’s qualifications to serve on our Board include his intimate knowledge of our business, employees, culture, competitors and the effect on our business of various government policies as well as his stature as a national leader in the construction industry through his work with the California Chamber of Commerce and the Construction Industry Roundtable. Mr. Watts holds a B.A. degree in Economics from Cornell University. Age 71.

J. Fernando Niebla Director since 1999
Mr. Niebla has served as President of International Technology Partners L.L.C., since August 1998. He also serves as a director of Life Modeler Inc., Union Bank of California, Pacific Life Corp and Integrated Healthcare Holdings, Inc. We believe that Mr. Niebla’s business and technological expertise and his directorships on both private and public companies qualify him to serve on our Board. He holds a B.S. degree in Electrical Engineering from the University of Arizona and an M.S. QBA from the University of Southern California. Age 70.

Gary M. Cusumano Director since 2005
Mr. Cusumano retired in 2006 as Chairman of The Newhall Land and Farming Company, a developer of new towns and master-planned communities in North Los Angeles County, in which capacity he served after it was acquired by Lennar and LNR Properties in 2004. Prior to the acquisition, he served as Chief Executive Officer and a director of the Newhall Land and Farming Company, which was traded on the New York Stock Exchange. He is currently a director of Forest Lawn Memorial Parks and Mortuaries, Simpson Manufacturing Co. and the J.G. Boswell Co. We believe that Mr. Cusumano’s experience as Chief Executive Officer and his expertise in the real estate development business qualify him to serve our Board. Mr. Cusumano holds a B.S. degree in Economics from the University of California, Davis and is a graduate of the Sloan Program at the Stanford University Business School. Age 66.

Continuing Directors with Terms Expiring at the 2012 Annual Meeting

David H. Kelsey Director since 2003
Mr. Kelsey has served as Senior Vice President and Chief Financial Officer of Sealed Air Corporation, an S&P 500 manufacturer of specialty packaging for food and other protective applications, since December 2003, and served as Vice President and Chief Financial Officer between January 2002 and December 2003. We believe that Mr. Kelsey’s qualifications to serve on our Board include his experience as the chief financial officer of a major NYSE-listed company, as well as his in-depth knowledge and understanding of generally accepted accounting principles, experience in preparing, auditing and analyzing financial statements, understanding of internal control over financial reporting, and his understanding of audit committee functions. Mr. Kelsey holds a B.S.E. degree in Civil and Geological Engineering from Princeton University and an M.B.A. degree from Harvard University Graduate School of Business. Age 59.

James W. Bradford, Jr. Director since 2006
Mr. Bradford has served in various capacities at Vanderbilt University, Owen School of Management. Since March 2005, he has served as Dean and Ralph Owen Professor for the Practice of Management. Between 2002 and March 2005, he served as Acting Dean, Associate Dean Corporate Relations, Clinical Professor of Management and Adjunct Professor. He has also served as President and Chief Executive Officer of United Glass Corporation, and President and Chief Executive Officer of AFG Industries. Mr. Bradford currently serves on the boards of Genesco, Inc. and Clarcor, Inc. We believe that Mr. Bradford’s perspective as an academic combined with his executive-level and legal experiences qualify him to serve on our Board. He holds a B.A. degree in History and Political Science from the University of Florida and a J.D. degree from Vanderbilt University and he has completed the Harvard Business School Advanced Management Program. Age 62.

Information about the Board of Directors and Corporate Governance

Committees of the Board

The following chart shows the standing committees of the Board of Directors, membership and the number of meetings held by each committee in 2009.

Nominating &
	Audit/		Corporate	Strategic
	Compliance	Compensation	Governance	Planning	Executive
Claes G. Bjork*		X			X
James W. Bradford, Jr.*	X			Chair
Gary M. Cusumano*		Chair	X	X
William G. Dorey					X
David H. Kelsey*	Chair
Rebecca A. McDonald*	X	X	Chair		X
J. Fernando Niebla*	X		X	X
William H. Powell*(1)		X		X	Chair
David H. Watts				X	X
Number of Meetings in 2009	7	5	4	2	0

* Independent directors
(1) Chairman of the Board

Audit/Compliance Committee

All members of the Committee are non-employee directors who are, and at all times during 2009 were, determined by the Board to be independent under the listing standards of the New York Stock Exchange. Each member also satisfies the Securities and Exchange Commission’s (the “SEC”) requirement of independence. The Board has determined that Mr. Kelsey meets the criteria as an audit committee financial expert as defined by SEC rules. The Board of Directors has also determined that all members of the Committee are financially literate as required by the listing standards of the New York Stock Exchange. The Committee has direct responsibility for risk oversight related to accounting matters, financial reporting, enterprise, legal and compliance risks. A more complete description of the risk responsibility, functions and activities of the Audit/Compliance Committee can be found under “Board Leadership Structure and its Role in Risk Oversight” on Page 11 and in “Report of the Audit/Compliance Committee” on Page 46 of this proxy statement and in the Audit/Compliance Committee charter. You can view and print the Audit/Compliance Committee charter on Granite’s website (see “Granite Website” on Page 14).

Compensation Committee

All members of the Compensation Committee are non-employee directors who are, and at all times during 2009 were, determined by the Board to be independent under the listing standards of the New York Stock Exchange. The Committee reviews and approves all aspects of compensation for our directors, our Chief Executive Officer and our other Executive Officers. In addition, the Committee is responsible for risks related to employment policies and our compensation and benefit systems. The Committee also reviews our overall compensation plans and strategies and makes recommendations to the Board for their consideration and approval. The Chief Executive Officer attends Committee meetings and recommends annual salary levels, incentive compensation and payouts for other Executive Officers for the Committee’s approval. The

Compensation Committee also administers the Amended and Restated 1999 Equity Incentive Plan (the “Plan”) with respect to persons subject to Section 16 of the Securities Exchange Act of 1934. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Plan is administered only by the Compensation Committee, which includes at least two “non-employee directors” within the meaning of Section 162(m). If you desire additional information concerning the Compensation Committee, you can read the Compensation Committee charter on Granite’s website (see “Granite Website” on Page 14).

Nominating and Corporate Governance Committee

All members of the Nominating and Corporate Governance Committee are non-employee directors who are, and at all times during 2009 were, determined by the Board to be independent under the listing standards of the New York Stock Exchange. The Nominating and Corporate Governance Committee recommends and nominates persons to serve on the Board. The Committee also develops and recommends corporate governance principles and practices to the Board and annually reviews the Board’s performance. Additionally, the Committee oversees risks associated with our corporate governance guidelines and code of conduct. The Committee’s policy for considering director candidates, including shareholder recommendations, is discussed in more detail below under the heading “Board of Directors’ Nomination Policy.” This policy and the Nominating and Corporate Governance Committee charter are available on Granite’s website (see “Granite Website” on Page 14).

Strategic Planning Committee

The Strategic Planning Committee reviews and recommends for approval the Strategic Plan developed by management and provides overall strategic planning direction. The Committee also works with management independently on various strategic initiatives throughout the year.

Executive Committee

The Executive Committee’s responsibility is to carry out the powers and authority of the Board in the management of Granite’s business within limits set by the Board. The Committee also assesses and monitors ongoing risks and contingencies related to bidding decisions on large projects. The scope of the Committee’s authority is determined in accordance with the “Delegation of Authority and Policy” as adopted and revised from time to time by the Board.

Role of the Compensation Consultant

Granite has retained Mercer (US) Inc., a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. to provide advice and recommendations to the Compensation Committee on Executive Officer and Board of Director compensation programs.

Mercer provided the following services to the Compensation Committee related to Executive Officer compensation:

•	Evaluated the competitive positioning of our Executive Officers’ base salaries, annual incentive and long-term incentive compensation relative to our primary peer companies and the broader industry;

•	Advised on 2009 target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions;

•	Assessed the alignment of Executive Officer compensation levels relative to our performance against our primary peer companies and relative to the Compensation Committee’s articulated compensation philosophy;

•	Provided advice on the design of Granite’s 2009 annual and long-term incentive plans;

•	Advised on the 2009 performance measures and performance targets for the annual and long-term incentive programs; and

•	Assisted with the preparation of the “Compensation Discussion and Analysis” for this proxy statement.

During the fiscal year, management approved the continued use of Mercer to provide recordkeeping and trustee services for its Profit Sharing and 401(k) Plan.

Because the Compensation Committee does not retain its own compensation consultant, the Committee and Mercer have implemented policies and procedures intended to ensure that the advice which the Compensation Committee receives from the individual executive compensation consultant is objective and not influenced by the relationship between Granite and Mercer and its affiliates. These policies and procedures include:

•	The Mercer compensation consultant receives no incentive or other compensation based on the fees charged to Granite for other services provided by Mercer or any of its affiliates;

•	Mercer’s professional standards prohibit the individual consultant from considering any other relationships Mercer or any of its affiliates may have with Granite in rendering his or her advice and recommendations;

•	The Compensation Committee evaluates the quality and objectivity of the services provided by the consultant each year; and

•	The protocols for the engagement (described below) limit how the consultant may interact with management.

In advising the Compensation Committee, it is necessary for the consultant to interact with management to gather information, but the Compensation Committee has adopted protocols governing if and when the consultant’s advice and recommendations to the Compensation Committee can be shared with management. These protocols are included in the consultant’s engagement letter. The Compensation Committee also determines the appropriate forum for receiving consultant recommendations. Where appropriate, management invitees are present to provide context for the recommendations. This approach protects the Compensation Committee’s ability to receive objective advice from the consultant so that the Compensation Committee may make independent decisions about executive pay at Granite.

The Lead Director and Executive Sessions

Our bylaws provide that in the event the Chairman of the Board does not meet the independence requirements of the rules and regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange, the directors shall elect a Lead Director who serves until the earlier of two years or an independent Chairman is elected. The Lead Director then presides over executive sessions of the independent members of the Board and over all meetings at which the Chairman of the Board is not present. In addition, he or she acts as a liaison between the Chairman and the Board, and assists in setting the Board’s meeting agenda.

We currently do not have a Lead Director. William H. Powell, an independent director, who was our Lead Director until the end of August 2009, was elected Chairman of the Board beginning September 1, 2009, and the Lead Director position was concurrently terminated. In the capacity of Chairman, Mr. Powell chairs all Board meetings and presides over all executive sessions of the independent members of the Board.

Board Leadership Structure and Its Role in Risk Oversight

The Board of Directors has determined that having an independent director as Chairman of the Board is in the best interest of Granite and its shareholders at this time. In 2009 Granite engaged in a major reorganization in order to better capture the opportunities available to it in the current and future construction environment. The Board believes that having a strong independent director serve as Chairman promotes greater oversight of Granite by the independent directors and provides for greater management accountability going forward. The structure ensures more active participation by the independent directors in setting the Board’s agenda and establishing the Board’s priorities. The Board however, in accordance with its Corporate Governance Guidelines, retains the flexibility to decide, as new circumstances arise, whether or not to combine or separate the position of Chairman and Chief Executive Officer.

As with all companies, we face a variety of risks in our business. Our Board of Directors is responsible for oversight of our company’s risks. The Board believes that having a system in place for risk management and implementing strategies responsive to our risk profile and exposures will adequately identify in a timely manner our material risks. In order to more efficiently manage these risks, the Board has designated certain risk management responsibilities to relevant Board committees. The Audit/Compliance Committee has the direct responsibility for risk oversight relating to accounting matters, financial reporting, enterprise, legal and compliance risks. Our Chief Financial Officer – who is responsible for managing the risk management function and who serves as our Corporate Compliance Officer – our General Counsel, our Director of Internal Audit, management and our independent registered public accounting firm, PricewaterhouseCoopers, LLP, all report directly to and meet with the Audit/Compliance Committee on a regular basis. The Audit/Compliance Committee also meets periodically with management to review Granite’s major financial risk exposures and the steps that management has taken to monitor and control such exposures, which include Granite’s risk assessment and risk management policies. The Executive Committee is responsible for working with management to assess risks related to the decision to bid on large projects and monitor ongoing risks and contingencies related to those projects. The Compensation Committee is responsible for risks related to employment policies and our compensation and benefits systems, and the Nominating and Corporate Government Committee oversees risks associated with our Corporate Governance Guidelines and Code of Conduct, including compliance with listing standards for independent directors and committee assignments. The committee chairmen report any risk–related matters to the full Board at the next Board meeting and special meetings of the Board, if necessary.

Board of Directors’ Nomination Policy

Evaluation Criteria and Procedures

Members of the Board of Directors of Granite are divided into three classes and are nominated for election for staggered three-year terms. The Board, its members, its committee structure, and performance and its overall governance performance are continuously reviewed. Included in this review is a careful evaluation of the diversity of skills and experience of Board members weighed against Granite’s current and emerging operating and strategic challenges and opportunities. The Board of Directors makes every effort to nominate individuals who bring a variety of complementary skills which, as a group, possess the appropriate skills and experience to oversee our business. Accordingly, although diversity is a consideration in the nominating and evaluation process, the Nominating and Corporate Governance Committee and the Board of Directors do not have a formal policy with respect to the consideration of diversity. Evaluations are made on the basis of observations and interviews with management and with Board members conducted annually by the Nominating and Corporate Governance Committee, with the assistance of an independent executive search firm. The activities of the executive search firm are coordinated by the Vice President of Human Resources.

Current Board members whose performance, capabilities, and experience meet Granite’s expectations and needs are nominated for re-election in the year of their term’s completion. In accordance with Granite’s Corporate Governance Guidelines, Board members are not re-nominated after they reach their 72nd birthday.

Each member of the Board of Directors must meet a set of core criteria, referred to as the “three C’s”: Character, Capability, and Commitment. Granite was founded by persons of outstanding character, and it is Granite’s intention to ensure that it continues to be governed by persons of high integrity and worthy of the trust of its shareholders. Further, Granite intends to recruit and select persons whose capabilities, including their educational background, their work and life experiences, and their demonstrated records of performance will ensure that Granite’s Board will have the balance of expertise and judgment required for its long-term performance and growth. Finally, Granite will recruit and select only those persons who demonstrate they have the commitment to devote the time, energy, and effort required to guarantee Granite will have the highest possible level of leadership and governance.

In addition to the three C’s, the Board recruitment and selection process assures that the Board composition meets all of the relevant standards for independence and specific expertise. For each new recruitment process, a set of specific criteria is determined by the Nominating and Corporate Governance Committee with the assistance of the executive search firm and the Chairman of the Board, utilizing the interview process noted above. These criteria may specify, for example, the type of industry or geographic experience that would be useful to maintain and improve the balance of skills and knowledge on the Board. After the search criteria are established, the executive search firm utilizes its professional skills and its data sources and contacts, including current Granite Board members and officers, to seek appropriate candidates. The credentials of a set of qualified candidates provided by the search process are submitted for review by the Nominating and Corporate Governance Committee, the Chairman of the Board and senior officers. Based on this review, the Nominating and Corporate Governance Committee invites the top candidates for personal interviews with the Committee and Granite’s executive management team.

Normally, the search, review, and interview process results in a single nominee to fill a specific vacancy. However, a given search may be aimed at producing more than one nominee and the search for a single nominee may result in two candidates of such capability and character that both might be nominated, with term classes restructured following additional vacancies.

It is Granite’s intention that this search and nomination process consider qualified candidates referred by a wide variety of sources, including all of Granite’s constituents – its customers, employees, shareholders, and members of the communities in which it operates. The search firm will include all referrals in its screening process and bring qualified candidates to the attention of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for assuring that all relevant sources of potential candidates have been canvassed.

Shareholder Recommendation and Direct Nomination of Board Candidates

Consistent with our bylaws and the Nominating and Corporate Governance Committee Charter, Granite will review and consider for nomination any candidate for membership to the Board recommended by a shareholder, utilizing the same evaluation criteria and selection process described above. Shareholders wishing to recommend a candidate for consideration in connection with an election at a specific annual meeting should notify Granite well in advance of the meeting date to allow adequate time for the review process and preparation of the proxy statement, and in no event later than the date specified below with respect to direct nominations.

In addition, Granite’s bylaws provide that any shareholder entitled to vote in the election of directors may directly nominate a candidate or candidates for election at a meeting provided that timely notice of his or her intention to make such nomination is given. To be timely, a shareholder nomination for a director to be elected at an annual meeting must be received by Granite not less than 120 days prior to the first anniversary of the date the proxy statement for the preceding year’s annual meeting of shareholders was released to shareholders and must contain the information specified in our bylaws. The Committee will consider nominees to the Board recommended by shareholders as long as the shareholder gives timely notice in writing of his or her intent to nominate a director. To be timely, a shareholder nomination for a director to be elected at the 2010 annual meeting must be received at Granite’s principal office, addressed to the Corporate Secretary, on or before November 26, 2010.

Director Independence

Under the listing standards of the New York Stock Exchange, a director is considered independent if the Board determines that the director has no material relationship with Granite. In determining independence, the Board considers pertinent facts and circumstances including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board follows these guidelines, established by the New York Stock Exchange, when assessing the independence of a director:

•	A director who, within the last three years is, or has been, an employee of Granite or whose immediate family member is, or has been within the last three years, an Executive Officer of Granite, may not be deemed independent until three years after the end of such employment relationship. Employment as an interim Chairman or Chief Executive Officer or other Executive Officer shall not disqualify a director from being considered independent following that employment.

•	A director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years more than $120,000 in direct compensation from Granite, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other management and compensation received by an immediate family member for service as an employee of Granite (other than an Executive officer) will not be considered in determining independence under this test.

•	The following directors may not be deemed independent: (A) a director who is a current partner or employee of a firm that is Granite’s internal or external auditor; (B) a director who has an immediate family member who is a current partner of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and who personally works on Granite’s audit; or (D) a director or immediate family member who was within the last three years a partner or employee of such a firm and personally worked on Granite’s audit within that time.

•	A director who or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Granite’s present Executive Officers at the same time serves or served on that company’s compensation committee may not be deemed independent.

•	A director who is a current employee or whose immediate family member is a current executive officer of a company that has made payments to, or received payments from, Granite for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues for that fiscal year may not be deemed independent.

The Board reviews the independence of all non-employee directors every year. For the review, the Board relies on information from responses to questionnaires completed by directors and other sources. Directors are required to immediately inform the Nominating and Corporate Governance Committee of any material changes in their or their immediate family members’ relationships or circumstances that could impact or change their independence status.

During 2009, all non-employee directors who served on the Board for all or a part of the year were determined to be independent under the listing standards of the New York Stock Exchange; namely, Claes G. Bjork, James W. Bradford, Jr., Gary M. Cusumano, David H. Kelsey, Rebecca A. McDonald, J. Fernando Niebla and William H. Powell.

Board and Annual Shareholder Meeting Attendance

During 2009, the Board of Directors held four regular meetings. All directors as a group attended an average of 98% of the total number of meetings of the Board and any committee on which they served. Except for irreconcilable conflicts, directors are expected to attend the annual shareholder meeting. The Annual Meeting Attendance Policy is a part of Granite’s Board of Directors Corporate Governance Guidelines and Policies and is posted on Granite’s website (see “Granite Website” below). With the exception of James W. Bradford, Jr. who had a schedule conflict, all directors attended Granite’s 2009 annual shareholder meeting.

Communications with the Board

Any shareholder or other interested party wishing to communicate with the Board of Directors, or any particular director, including the Chairman of the Board or the Lead Director, if there is one, can do so by following the process described in the Communications with the Board of Directors Policy. The policy is posted on Granite’s website (see “Granite Website” below).

Code of Conduct

Granite’s Code of Conduct applies to all Granite employees, including the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer and all directors. The Code of Conduct is available on Granite’s website at www.graniteconstruction.com at the “About Us” site under “Core Values”. We will also post any amendments to the Code of Conduct at this location on our website. You can obtain a copy of the Code of Conduct, without charge, by contacting Granite’s Human Resources Department at 831.724.1011.

Granite Website

The following charters and policies are available on Granite’s website at the Corporate Governance site under Investor Relations at www.graniteconstruction.com: the Audit/Compliance Committee Charter, the Nominating and Corporate Governance Committee Charter, the Compensation Committee Charter, the Corporate Governance Guidelines and Policies, the Board of Directors’ Nomination Policy, the Shareholder Communication to the Board Policy and Granite’s Code of Conduct. You can also request copies of these charters and policies in print without charge by contacting Granite’s Investor Relations Department at 831.761.4714.

Executive and Director Compensation and Other Matters

Compensation Discussion and Analysis

Company Restructuring, Reorganization and Executive Officer Role Changes

On August 31, 2009, Granite announced a new organization structure designed to improve operating efficiencies and position the company for long-term growth. Effective September 1, 2009, James H. Roberts succeeded Mark E. Boitano as Executive Vice President and Chief Operating Officer. To ensure a smooth transition of responsibilities, Mr. Boitano continued to serve as an Executive Officer on a full-time basis through December 31, 2009. As the organizational changes were implemented toward the end of the third quarter of the performance period, it was determined that no changes would be made to either Mr. Roberts’ or Mr. Boitano’s annual and long-term incentive plan participation or the related performance measures. Messrs. Boitano and Roberts’ incentive compensation payouts were each tied to the area for which they had primary responsibility for the majority of the performance period. Effective September 1, 2009, Mr. Donnino, Granite East Manager, assumed additional responsibility for the Arizona region. No changes were made to Mr. Donnino’s base salary, incentive compensation plans or performance measures.

Based on the new organizational structure, the titles of our Executive Officers as of December 31, 2009 were as follows:

Named Executive	Title as of August 31,	Title as of December 31,
Officer	2009	2009
William G. Dorey	President & Chief Executive Officer (CEO)	President & Chief Executive Officer (CEO)
LeAnne M. Stewart	Senior Vice President & Chief Financial Officer (CFO)	Senior Vice President & Chief Financial Officer (CFO)
James H. Roberts	Senior Vice President & Granite West Manager	Executive Vice President & Chief Operating Officer (COO)
Michael F. Donnino	Senior Vice President & Granite East Manager	Senior Vice President & Group Manager
Mark E. Boitano	Executive Vice President & Chief Operating Officer (COO)	Senior Vice President

Objective of the Compensation Program

Compensation paid to our Executive Officers is structured to align with Granite’s short and long-term performance objectives. The Compensation Committee believes that the most effective way to enhance Granite’s performance is to emphasize variable compensation. The market for executive talent is highly competitive and the objective of our compensation program is to attract and retain talented, creative, and experienced executives with the skills and leadership qualities necessary to compete in the marketplace, deliver consistent financial performance and grow shareholder value. Key elements of the program are as follows:

•	Market competitive base salaries, with the 50th percentile of comparable positions in the market as the starting point. Actual pay levels reflect market data, individual experience, tenure and the ability to impact business and financial results;

•	Cash and stock-based incentives earned upon the attainment of pre-established financial and non-financial goals;

•	Short-term and long-term goals aligned with the best interests of shareholders; and

•	A comprehensive benefits program which is available to all salaried employees. The benefits provided include: Medical, dental, vision, life, and accidental death and dismemberment insurance, short-term and long-term disability insurance, paid vacation and holiday pay.

Our Executive Officers are eligible, along with other key management employees, to participate in our Non-qualified Deferred Compensation (“NQDC”) Program and a program offering periodic medical examinations.

Changes to Executive Officer Compensation Program

The 2009 program for compensating our key Executive Officers is materially different from our 2008 plan and reflects Granite’s and the Compensation Committee’s effort and involvement to better align pay levels and program design with market best practices and long-term shareholder value creation.

The key components of the 2009 program for compensating our key Executive Officers are as follows:

•	Adjustments to align total direct compensation with market median levels;

•	A stand-alone Annual Incentive Plan (AIP) where, in addition to Return on Net Assets (“RONA”), Safety, and Adjusted Operating Income (“AOI”), two new metrics, Operating Cash Flow (“OCF”) Margin and Strategic Objectives are now included as performance measures;

•	A new stand-alone Long-Term Incentive Plan (LTIP) measuring three-year average Economic Profit (EP) and relative Total Shareholder Return (“TSR”) to certain targeted companies in the Standard and Poor’s Construction Materials and Construction and Engineering classifications;

•	Incentive compensation opportunity determined on the basis of three separate performance levels – threshold, target and maximum; and

•	New stock ownership guidelines.

The specific provisions of the compensation opportunity, plan design, and performance objectives are described in greater detail in the remainder of the Compensation Discussion and Analysis.

Role of the Compensation Committee and Chief Executive Officer in Determining Executive Compensation

The Compensation Committee is actively engaged in the design and approval of all elements of the compensation program for our key Executive Officers. Mr. Dorey’s compensation and potential payouts are determined by the Compensation Committee. Mr. Dorey attends Compensation Committee meetings and recommends annual salary levels, incentive compensation targets and potential payouts for other Executive Officers to the Compensation Committee for approval.

Role of the Compensation Consultant

Granite has retained Mercer (US) Inc. (“Mercer”) to provide information, analyses and advice to the Compensation Committee regarding Executive Officer compensation. Mercer also advises our management with respect to compensation of our other key executives and, in this capacity, reports to the Vice President of Human Resources and the Director of Compensation and Benefits. For a more complete discussion of this relationship, see “Role of the Compensation Consultant” on Page 9.

Market Data Considered in Determining Executive Compensation

The Compensation Committee reviews available industry compensation data to establish competitive compensation levels which will reward our Executive Officers if performance targets are achieved. Data is reviewed from benchmark companies in the construction and engineering industries. Threshold, target, and maximum levels of compensation are tied to performance expectations and approved by the Compensation Committee. In 2009, the Compensation Committee reviewed market compensation data from the two sources described below. An equally weighted blend of public company data and private company data was used to develop market composites for base salary and target total cash compensation. However, as almost all private companies do not report long-term incentive data, only public peer group compensation data derived from proxy statements was used as a reference for long-term incentive and total direct compensation.

Peer Group of Seven Public Companies

These companies represent the construction, engineering and construction materials industries that compete for executive talent in the same market as Granite. The table below lists the names of the companies, their annual revenues and total assets for their most recent fiscal years.

	Revenue	Total Assets
	(FY08)	(FY08)
Company Name	($Millions)	($Millions)
URS Corporation	$10,086	$7,001
Chicago Bridge & Iron	$5,945	$3,001
Perini Corp.	$5,660	$3,073
Quanta Services Inc.	$3,780	$3,555
Vulcan Materials Co.	$3,651	$8,914
Martin Marietta Materials	$2,120	$3,033
Texas Industries Inc.	$1,029	$1,515
Granite Construction Incorporated	$2,674	$1,743

Granite’s fiscal 2009 revenues and total assets were $1,963,479,438 and $1,709,575,309 respectively.

Private Company Market Data

Private company market data was provided by Analytical/FMI, a compensation consulting firm that gathers extensive compensation data for companies in the engineering and construction industries. The companies participating in the survey are companies that compete with Granite for key engineering and construction talent. The Compensation Committee selected private companies with employee headcount and revenue similar to ours. Specifically, the companies used in the benchmarking were Gilbane Building Company, Peter Kiewit Sons, Inc., TIC Holdings, Inc. and Zachry Holdings, Inc.

Compensation Elements

Base Salaries

With the exception of Mr. Roberts, no adjustments to the base salaries of our Executive Officers were made during 2009. Upon his appointment as Chief Operating Officer, effective September 1, 2009, Mr. Roberts’ salary was increased from $300,000 to $350,000. The increase in base salary was based on Mr. Roberts’ assumption of increased responsibility and accountability and was supported by benchmark data for comparable COO positions at the peer groups discussed above. In the supporting tables to the CD&A we have reflected Mr. Roberts’ salary as $300,000 since incentive opportunities are calculated as a percentage of the beginning of the year base salary.

Base Salary Positioning Chart

Annual Incentive Compensation

		Market
Name and Title	2009 Base Salary	Median	% Variance
William G. Dorey President & Chief Executive Officer (CEO)	$500,000	$848,000	(41)%
LeAnne M. Stewart Senior Vice President & Chief Financial Officer (CFO)	$360,000	$363,000	(1)%
James H. Roberts Executive Vice President & Chief Operating Officer (COO)	$300,000	$330,000	(9)%
Michael F. Donnino Senior Vice President & Group Manager	$300,000	$330,000	(9)%
Mark E. Boitano Senior Vice President	$400,000	$494,000	(19)%

Mr. Dorey, Ms. Stewart and Mr. Boitano participated in the Corporate Annual Incentive Plan in 2009. Mr. Roberts and Mr. Donnino participated in both the Corporate and Division Incentive Plans. Each Executive Officer’s targeted annual incentive opportunity is expressed as a percentage of his or her base salary. Actual payouts can range between 0% and 200% of target opportunity based on performance as described in more detail below.

Target Annual Incentive Opportunity

	2009	Target Annual Incentive Opportunity
Name	Base Salary	(% of Base Salary)	$
William G. Dorey President & Chief Executive Officer (CEO)	$500,000	150%	$750,000
LeAnne M. Stewart Senior Vice President & Chief Financial Officer (CFO)	$360,000	50%	$180,000
James H. Roberts Executive Vice President & Chief Operating Officer (COO)	$300,000	100%	$300,000
Michael F. Donnino Senior Vice President & Group Manager	$300,000	100%	$300,000
Mark E. Boitano Senior Vice President	$400,000	100%	$400,000

The following table illustrates the 2009 annual incentive plans. During 2009, Mr. Dorey, Mr. Boitano and Ms. Stewart earned 100% of their annual incentives from the Corporate Annual Incentive Plan whereas Mr. Roberts and Mr. Donnino earned 75% of their annual incentive compensation from a program based on the performance of their respective divisions known as the Division Annual Incentive Plan and 25% based on the Corporate Annual Incentive Plan. This weighting was designed to ensure that a significant portion of their target incentive compensation is directly tied to performance at the division level for which they were responsible.

Return on Net Assets

RONA is calculated by dividing the adjusted net income Granite earned in the year ended December 31, 2009 by its weighted average net assets, adjusted for the purpose of calculating incentive compensation (total weighted average assets less current liabilities, long-term debt, estimated value of quarry property which will not be mined within the next five years, deferred income taxes, and restructuring expenses).

RONA performance objectives for a given plan year are based on Granite’s Weighted Average Cost of Capital (“WACC”) which is defined as Granite’s blended cost of debt and equity. The WACC, approved by the Compensation Committee for the purpose of calculating incentive compensation, was 9% for 2009. The Corporate Annual Incentive Plan incorporates RONA and WACC because of the significant capital needs of the business. Granite’s operations require sizable investment in capital equipment and aggregate reserves, which require periodic replacement. Both the Division Annual Incentive Plan and the Corporate Annual Incentive Plan are designed in part to reward high returns on the net assets employed.

In determining threshold, target and maximum RONA objectives, the Compensation Committee considers Granite’s RONA history, industry comparisons, growth rate, new investments in the business, cost of capital, and current market conditions. The RONA objectives are reviewed and approved annually by the Compensation Committee, as is the amount of incentive compensation that can be earned by each Executive Officer.

Operating Cash Flow Margin

The Operating Case Flow (“OCF”) Margin is calculated by dividing net cash flow from operating activities adjusted for restructuring expenses by annual revenue. The Corporate Annual Incentive Plan incorporates OCF Margin as one of the two financial metrics because it measures our ability to maintain the operating cash necessary to replace assets, purchase assets for growth, and generate fair dividend returns to the shareholders. This metric meets Accounting Standard Codification (ASC) Topic 230.

Like RONA, the threshold, target and maximum OCF Margin objectives are established at levels that the Compensation Committee considers appropriate given Granite’s historical performance, industry comparisons, and current market conditions. The OCF Margin objectives and associated payout levels for Executive Officers are reviewed and approved annually by the Compensation Committee.

Strategic Objectives

In addition to financial objectives, the Compensation Committee introduced a component to the Annual Incentive Plan that pays out based on achievement of strategic objectives. Strategic objectives are reviewed and approved by the Compensation Committee on an annual basis and may change from year to year. The strategic objectives identified for each Executive Officer included a mix of quantitative and qualitative factors. The objectives may have different weighted values as agreed upon by the Compensation Committee and the CEO.

In the case of the Executive Officers other than the CEO, the Committee’s establishment of these strategic metrics and its assessment of their achievement is based primarily on the CEO’s judgment and recommendations. The establishment of strategic objectives for the CEO and assessment of his individual performance is determined by the Compensation Committee in consultation with other members of the Board of Directors.

Safety

In keeping with our policy of honoring our employees by providing the safest work environment in the industry, Total Safety Incident Rate (“TSIR”) targets were established in 2006. Granite’s strategic plan was to reduce the TSIR to 6.0 by 2010. The safety measure objectives are determined based on management expectations and historical performance. To ensure progress toward the 2010 objective and focus executive efforts on minimizing accidents and fatalities, safety is a part of the executive and division incentive plans. The Corporate and Division Incentive Plans had the same performance criteria. No safety-related incentive is payable under either plan if we experience an employee work-related fatality during the plan year. The TSIR target and payout levels are reviewed and approved annually by the Compensation Committee.

The safety goal uses the TSIR to determine whether there has been an overall increase or decrease in safety incidents. Three separate injury rate measures are added to determine the overall TSIR:

A. Total Injury Incident Rate (“TIIR”) tracks all injuries requiring an employee to be treated by a health care professional, even if the treatment provided is minor.

B. OSHA Recordable Injury Rate (“ORIR”) tracks all injuries serious enough to require OSHA documentation (i.e., medical treatment, restricted duty, lost time).

C. Lost Time Injury Rate (“LTIR”) tracks all injuries serious enough to cause an injured employee to be away from work for any days beyond the day of the injury.

Incident rates, which represent the number of events per 100 full-time employees, are calculated by multiplying the number of events by category (total injuries, OSHA recordable injuries or lost time injuries) by 200,000 (2,000 hours per employee, per year x 100 employees) and dividing by the total number of hours of employee exposure.

For example, in 2009 there were 9,812,603 hours of employee exposure, and the injuries reported were as follows:

Total Injuries = 142
OSHA Recordable Injuries = 118
Lost Time Injuries = 34

The Total Safety Incident Rate for 2009 was calculated as follows:

Total Injury Incident Rate = 142 X 200,000/9,812,473 = 2.89
OSHA Recordable Injury Rate = 118 X 200,000/9,812,473 = 2.41
Lost Time Injury Rate = 34 x 200,000/9,812,473 = 0.69
Total Safety Incident Rate = (TIIR + ORIR + LTIR) = 5.99

Division Adjusted Operating Income (AOI)

AOI is defined as actual operating income adjusted for pre-defined profit or loss items such as interest earned or charged on operating cash flow and accounting eliminations for such items as equipment transfers and material sales between business units. Under the Division Annual Incentive Plan, executives begin to earn incentive compensation when Division AOI exceeds an initial threshold consisting of allocated corporate overhead and a charge for the cost of the assets employed by the applicable division. The maximum cash incentive for the Division Annual Incentive Plan is paid when a division’s AOI maximum is achieved. Between the threshold, target and maximum performance, incentive is earned on a pro-rated basis. The Division AOI objectives, as well as the threshold, target and maximum incentive that can be earned by each Division Manager are set annually by the Chief Operating Officer, reviewed by the Chief Executive Officer and reviewed and approved by the Compensation Committee.

In determining Division AOI targets, consideration is given to the size of the division, the value of the net assets employed, recent division performance history and current market conditions. If the Division AOI target is not achieved, the actual cash incentive paid is based on a pro-ration of actual Division AOI compared to the Division AOI target.

In the past five years, including 2009, the Granite West Division has reached its Division AOI threshold each year and has achieved the maximum Division AOI in three years.

In the past five years, including 2009, the Granite East Division has achieved its Division AOI threshold in two years, and has achieved the maximum Division AOI in one year.

2009 Annual Incentive Plan Performance Objectives and Actual Performance

Executive Officers can earn between 50% and 200% of their annual target opportunity for threshold and maximum performance for financial and safety measures. Payout is zero for performance below threshold levels. For the strategic objectives they can earn 100% for achieving all strategic goals and above target payout is subject to Compensation Committee discretion. Performance objectives and actual performance for 2009 are presented below:

				Division Goals ($000)
	Corporate Goals ($000)			West	East	West	East
		OCF	Corporate	Division	Division	Safety	Safety
Performance Level	RONA	Margin	Safety	AOI	AOI	(TSIR)	(TSIR)
Maximum	15.8%	8.5%	4.55	$200,000	$60,000	4.55	4.55
Target	10.8%	6.0%	6.50	$140,000	$40,000	6.50	6.50
Threshold	8.1%	4.5%	8.45	$100,000	$20,000	8.45	8.45

Actual	10.4%	3.5%	6.00	$149,269	$60,365	5.80	8.30
Payout (% of Target)	93%	0%	126%	115%	200%	136%	54%

For the strategic goals, the Compensation Committee evaluated performance and determined a percentage payout relative to target.

Based on actual performance, individual incentives earned by the Executive Officers were as follows:

	Target	Actual
	Annual	Annual	Actual Annual
	Incentive	Incentive	Incentive (% of
Name	($)	($)	Target Opportunity)
William G. Dorey President & Chief Executive Officer (CEO)	$750,000	$503,606	67%
LeAnne M. Stewart Senior Vice President & Chief Financial Officer (CFO)	$180,000	$124,015	69%
James H. Roberts Executive Vice President & Chief Operating Officer (COO)	$300,000	$330,563	110%
Michael F. Donnino Senior Vice President & Group Manager	$300,000	$414,923	138%
Mark E. Boitano Senior Vice President	$400,000	$279,590	70%

In the year ended December 31, 2000, Mr. Roberts’ participated in a bonus banking program. Commissions on the Branch Division operating results that were in excess of the maximum annual commission approved limit were banked for future distribution when the calculated incentive fell below the approved maximum annual incentive limit. This provision of the Incentive Compensation Plan was discontinued beginning with the 2003 plan year. Mr. Roberts’ had a remaining bank balance of $45,160 which was applied towards his 2009 annual incentive compensation and is included in the $330,563.

Long-Term Incentive Compensation

In order to emphasize sustained long-term performance in 2009, the Compensation Committee approved a new Corporate Long-Term Incentive Compensation Plan (“LTIP”). All Executive Officers are eligible to participate in the Plan. The Compensation Committee reviewed peer group compensation data for comparable positions and established incentive target opportunities which approximate peer group median compensation levels.

	2009 Long-Term
	Incentive Target
	Opportunity	Individual Share of
Name	($)	Total LTI Pool
William G. Dorey President & Chief Executive Officer (CEO)	$2,000,000	42.11%
LeAnne M. Stewart Senior Vice President & Chief Financial Officer (CFO)	$600,000	12.63%
James H. Roberts Executive Vice President & Chief Operating Officer (COO)	$650,000	13.68%
Michael F. Donnino Senior Vice President & Group Manager	$600,000	12.63%
Mark E. Boitano Senior Vice President	$900,000	18.95%
Total LTIP Pool	$4,750,000	100%

The new Corporate LTIP pays out based on EP and Granite’s relative TSR performance, in accordance with the funding mechanics explained below. Individual allocations are made based on a share of the total pool and are paid out in restricted stock units that vest ratably over three years unless an officer is retirement eligible. The number of shares is calculated based on the individual award value divided by the average of the daily closing stock price in the first 30 days of January of the plan year.

Long-Term Incentive Plan Funding Mechanism

Economic Performance Funding

Three-Year Average EP Performance	Pool Funding
Maximum = In excess of $25 Million	24% per incremental dollar over $25M
Target = $25 Million	19% of 3-Year EP Average
Threshold = $5 Million	0

X

TSR1

TSR Rank Relative
to Blended Index
(13 Companies Total including Granite)	Multiplier
1-4 of 13	2X
7 of 13	1X
10 of 13	0.5
11-13 of 13	0.25

1 Linear interpolation is applied for TSR ranks between those specified in the table above.

Economic Profit

The LTIP incorporates Economic Profit (“EP”) because of the significant capital needs of the business and the Compensation Committee’s objective of creating long-term economic value for shareholders. Understanding how value is created is a key component to implementing an effective strategy and EP provides a framework for evaluating value creation across the portfolio, allocating capital across the portfolio, understanding and quantifying competitive advantage, understanding investor expectations, and developing value growth strategies. EP is based on the economic concept of earning a return on capital invested which is greater than Granite’s cost of capital. The Compensation Committee approved the use of EP in the LTIP to focus our executives’ long-term efforts on generating returns that are higher than the capitalized cost of assets which are a key driver of Granite’s business. This is intended to ensure that executive efforts are aligned with the interests of shareholders.

In each year of the three-year performance period EP is calculated as follows:

EP = Net Operating Profit after Tax (NOPAT) – (Average Net Assets x WACC)

NOPAT is defined as reported net income plus interest expense net of income tax effect. For purposes of EP, Net Assets is defined as total assets less non-interest bearing liabilities. A simple two-point average of beginning and end of year Net Assets is used to determine Average Net Assets.

For Performance Year 2009, EP was limited to zero or greater. Payout calculation for any long-term incentive cycle excludes the impact of any extraordinary business activity during an active long-term incentive cycle (e.g., acquisition or restructuring). The EP performance target for the following long-term incentive cycle will be adjusted accordingly. Note that unlike the annual incentive calculation, Net Assets used for long-term incentive calculation purposes is not adjusted for the estimated value of quarry property which will not be mined within the next five years.

In determining threshold, target and maximum EP objectives, the Compensation Committee considers Granite’s historical EP performance, financial forecasts, industry comparisons, cost of capital, and current market conditions. The EP sharing ratios are reviewed and approved annually by the Compensation Committee.

Total Shareholder Return

In addition to EP, the Committee believes that it is important to explicitly align executive incentives with shareholder value creation. Potential payouts based on EP performance are adjusted by a TSR modifier based on Granite’s three-year TSR performance relative to companies in Standard & Poor’s Construction Materials and Construction and Equipment classification. When Granite’s TSR is at the high end of this group, executives’ payouts based on EP are adjusted upward and vice versa. This adjustment is intended to reward executives when the shareholders’ investment in Granite yields returns that are superior to comparable investments in one or more of the companies in the Standard & Poor’s Construction Materials and Construction and Equipment classification listed below.

TSR is calculated by dividing (i) the sum of the closing price on the last trading day of the three-year performance period and all dividends and per-share cash equivalents paid during the performance period, by (ii) the closing price on the day before the first day of the Performance Period. The list of companies used to calculate relative TSR performance consists of twelve companies from the Standard & Poor’s Construction Materials and Construction & Engineering classification over a three year period that began January 1, 2007, and ended December 31, 2009. At the end of 2009, TSR for each of the twelve companies and Granite were calculated and ranked. Based on Granite’s rank, funding based on EP performance is modified.

• Dycom Industries Inc	• Insituform Technologies	• Shaw Group Inc
• Emcor Group Inc	• Jacobs Engineering Group Inc	• Texas Industries Inc
• Fluor Corp	• Martin Marietta Materials	• URS Corp
• Headwaters Inc	• Quanta Services Inc	• Vulcan Materials Co

2009 Long-Term Incentive Plan Payouts

As of December 31, 2009, Granite’s actual three-year average EP was $25,528,000 which resulted in an interim funding of $4,876,394. Granite’s three-year TSR rank as of December 31, 2009, was 9 out of 13 resulting in a multiplier of .6667 and a final long-term incentive pool of $3,251,092 ($4,876,394 x .6667). Based on this performance actual individual long term incentive awards were as follows:

	Target Long-Term	Actual Long-Term	# Shares
Name	Incentive ($)	Incentive ($)	Awarded(1)
William G. Dorey President & Chief Executive Officer (CEO)	$2,000,000	$1,368,881	34,655
LeAnne M. Stewart Senior Vice President & Chief Financial Officer (CFO)	$600,000	$410,664	10,397
James H. Roberts Executive Vice President & Chief Operating Officer (COO)	$650,000	$444,886	11,263
Michael F. Donnino Senior Vice President & Group Manager	$600,000	$410,664	10,397
Mark E. Boitano Senior Vice President	$900,000	$615,997	15,595

(1) The number of shares awarded is calculated by dividing the actual long term incentive value by $39.50 which was the average stock price in January 2009. Since these shares were awarded in fiscal year 2010, they are not reported in the Summary Compensation table of the Grants of Plan-Based Awards table. Instead, they will be reported in the proxy filing for fiscal year 2010.

Profit Sharing Bonus

Effective for 2009, the Compensation Committee determined that the Executive Officers would no longer participate in the Granite Profit Sharing Bonus Plan maintained for Granite’s salaried employees due to their participation in the redesigned incentive plans.

Policy Regarding Recovery of Award if Basis Changes Because of Restatement

If the basis upon which a previous compensation award is made changes because of a restatement of a prior year’s financial results, and the previous award is determined to be an overpayment, it is Granite’s policy to either recover the amount overpaid or to hold the overpayment as an offset against future incentive compensation earned. There were no adjustments to calculations that affected incentive compensation calculated or paid in 2009.

Stock Ownership Guidelines

Our Board of Directors adopted Stock Ownership Guidelines to align the interests of its Executive Officers with the interest of shareholders and to promote Granite’s commitment to sound corporate governance. Executive Officers are expected to own and hold a minimum number of shares of Granite common stock based on relevant market competitiveness. Stock ownership guidelines are determined as a multiple of the Executive Officer’s base salary, and are as follows:

•	Chief Executive Officer: 3x annual base salary

•	Other Executive Officers: 1.5x annual base salary

Minimum stock ownership levels are to be achieved within five years following the May 13, 2009 adoption of the Stock Ownership Guidelines, or from the date of an individual becoming an Executive Officer. Compliance with the guidelines is reviewed by the Compensation Committee on an annual basis. Shares that count toward the satisfaction of the guidelines include:

•	Shares owned outright by the Executive Officer or his or her immediate family members residing in the same household, whether held individually or jointly;

•	Shares represented by restricted stock awards or units where the restrictions have lapsed;

•	Shares held for the Executive Officer’s account in the Company’s Profit Sharing and 401(k) Plan or Employee Stock Ownership Plan (“ESOP”); and

•	Shares held in trust for the benefit of the Executive Officer or his or her family.

Until the applicable guideline is achieved, the Executive Officer is required to retain an amount equal to 25% of net shares received as a result of the vesting of restricted stock or restricted stock units through Granite’s stock incentive plans.

Non-Qualified Deferred Compensation

Granite offers its Executive Officers and other key executives participation in the Granite Construction Key Management Deferred Compensation Plan II (the “NQDC”) which:

•	Allows key executives to defer incentive compensation and Employee Stock Ownership Plan (ESOP) dividends. Executives can defer up to 100% of their annual cash bonus and ESOP dividends;

•	Provides a company matching contribution of 6% on the first $100,000 that the employee defers that is credited at the time of deferral;

•	Allows Executive Officers who are 62 years of age and have 10 years of service on the last day of the performance period, to defer receipt of 100% of the restricted stock payable under the Performance Unit Agreement. A quarterly dividend equivalent is credited to Executive Officers who make this deferral election. Deferred performance units will be distributed as shares of Granite common stock;

•	Allows participants to choose from a menu of investment options. Granite determines the investment options for the Plan menu and may add or remove investment options based on a review of the performance of the particular investment;

•	Includes a Rabbi Trust funded with historical deferrals over a four-year period beginning October 2008. All new deferrals will be held in the Trust. By holding the assets within a Trust, participants have added security that future benefit obligations will be satisfied; and

•	Includes an option under which participants can voluntarily direct Granite to purchase life insurance on their behalf and are eligible for a survivor benefit equal to one year’s base salary payable in the event of death. The survivor benefit is payable only while the participant is employed with Granite.

Other Compensation

Our Executive Officers are eligible to participate in the Granite Construction Profit Sharing and 401(k) Plan. We provide matching contributions on compensation deferred as 401(k) contributions not to exceed 6% of IRS qualified compensation up to $245,000. Executive Officers are provided insurance for personal and auto liability, as well as auto physical damage and umbrella liability.

Impact of Accounting and Tax Treatments of a Particular Form of Compensation

Granite provides certain stock-based compensation under the Amended and Restated 1999 Equity Incentive Plan (the “Equity Plan”), which is accounted for under FASB Accounting Standard Codification Topic 718 (revised 2004), “Share-Based Payment”. Restricted stock compensation cost is measured as the stock’s fair value based on the market price at the date of grant. Restricted stock compensation cost is recognized on a pro-rated basis over the vesting period or the period from the grant date to the first maturity date after the holder reaches age 62 and has completed certain specified years of service, at which time all restricted shares become fully vested.

Salary and cash incentive payments and deferred compensation are taxable to the Executive Officer in the year they are paid. Restricted stock incentives are taxable income to the Executive Officer and provide an income tax deduction for Granite in the year the stock vests. Granite expenses salary and cash incentive payments in the year they are paid to the employee for tax purposes.

In connection with its determination of the various elements of compensation for our Executive Officer, the Compensation Committee takes into account the impact of Section 162(m) of the Internal Revenue Code on the deductibility of compensation for federal income tax purposes. Section 162(m) limits the deductibility of “non-performance-based” compensation paid to each of our Executive Officers to $1 million annually. Some of the elements of our executive compensation package, including payments under our Corporate Annual Incentive Plan, are intended to qualify as “performance-based” compensation, which is exempt from the limitation on deductibility under Section 162(m). Payments under our new Corporate Long-Term Incentive Compensation Plan do not qualify as “performance-based” compensation for the performance period 2009 and 2010. The Compensation Committee has the discretion to design and implement elements of executive compensation that may not qualify as “performance based” compensation, and to approve compensation packages for individual Executive Officers that may not be fully deductible.

Severance Arrangement

LeAnne M. Stewart, our Senior Vice President and Chief Financial Officer, is eligible to receive severance benefits if her employment is terminated without cause. Termination with cause would be based, among other things, on: unauthorized disclosure of confidential information; conviction of a felony; misappropriation of Granite assets; and violation of Granite’s Code of Conduct. In the event of her termination without cause, Ms. Stewart would be entitled to receive the following:

•	An additional number of restricted shares, above those Ms. Stewart has received, as if she had performed twelve additional months of service; and

•	Lump sum cash benefits equal to (1) the then current year’s annual incentive plan target bonus pro-rated for the number of days in service for the applicable year, and (2) one year’s base salary at the rate in effect at the time of termination.

These cash benefits will be paid within 30 days from the date of termination. Granite provided this benefit to incentivize Ms. Stewart to join Granite with the understanding that in the event she was terminated without cause she would not be adversely impacted financially. The Severance Agreement expires five years following the effective date of the Agreement. A similar benefit has not been provided to Granite’s other Executive Officers, each of whom has been employed with Granite for at least 28 years.

Change-in-Control Arrangements

Currently, all of our Executive Officers, along with key employees approved by the Compensation Committee, are participants in the Executive Retention and Severance Plan. The purpose of the plan is to:

•	Provide an incentive to the existing management to remain with Granite during a potential acquisition in order to obtain the best terms for the shareholders or to assure Granite’s viability in executing its strategy if Granite remains independent; and

•	Attract and retain executives by reducing their concerns regarding future employment following a change of control.

The Executive Retention and Severance Plan provides that if an Executive Officer’s employment with Granite is terminated within three years after a “change in control” of Granite other than for cause, or if the Executive Officer resigns voluntarily for “good reason”, the Executive Officer will be entitled to the following benefits:

•	A lump sum payment equal to three times the Executive Officer’s annual base salary rate in effect immediately prior to the Executive Officer’s termination;

•	A lump sum payment equal to three times the average of the aggregate of all annual incentive bonuses earned by the Executive Officer for the three fiscal years immediately preceding the fiscal year of the change in control;

•	A lump sum payment equal to the average of the aggregate annual employer contribution, less applicable withholding, made on behalf of the Executive Officer for the three fiscal years preceding the fiscal year of the change in control to the ESOP, Profit Sharing Plan, and any other retirement plan in effect immediately prior to the change in control;

•	A lump sum payment equal to three times the average annual premium cost for group health, life, and long-term disability benefits, provided for the three fiscal years preceding the fiscal year of termination;

•	Accelerated vesting of equity awards in accordance with the provisions contained in such plans; and

•	Reasonable professional outplacement services for the Executive Officer until the earlier of two years following the date of termination or the date on which the Executive Officer obtains employment.

The amount of payment made to the terminated Executive Officer will not exceed, and will be reduced, if required, in order not to exceed the Safe Harbor amount allowable under Section 4999 of the Code.

For purposes of the Executive Retention and Severance Plan:

•	A “change-in-control” is defined as (i) a merger, consolidation or acquisition of Granite where our shareholders do not retain a majority interest in the surviving or acquiring corporation; (ii) the transfer of substantially all of our assets to a corporation not controlled by Granite or its shareholders; or (iii) the transfer to affiliated persons of more than 30% of our voting stock, which leads to a change of a majority of the members of the Board of Directors; and

•	“Good reason” means (i) a material diminution in the executive’s authority, duties or responsibilities, causing the executive’s position to be of materially lesser rank or responsibility within Granite or an equivalent business unit of its parent; (ii) a decrease in the executive’s base salary rate; (iii) relocation of the executive’s work place that increases the regular commute distance between the executive’s residence and work place by more than 30 miles (one way); or (iv) any material breach of the Plan by Granite with respect to the executive during a change-in-control period.

A change-in-control will also affect restricted stock earned under the Amended and Restated 1999 Equity Incentive Plan. This plan provides that if the surviving successor or acquiring corporation does not either assume outstanding restricted stock awards or substitute new restricted stock awards having an equivalent value, the Board of Directors will provide that any restricted stock awards otherwise unvested will be immediately vested in full.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on such review and discussions, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and in Granite’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Members of the Compensation Committee:

Gary M. Cusumano, Chair	Claes G. Bjork

William H. Powell	Rebecca A. McDonald

Summary Compensation Table 2009

The following table summarizes the compensation for our Chief Executive Officer, Chief Financial Officer and three other most highly compensated Executive Officers for the fiscal years ended December 31, 2007, December 31, 2008 and December 31, 2009.

					Change in
					Pension Value
					and
					Nonqualified
				Non-Equity	Deferred
			Stock	Incentive Plan	Compensation	All Other
Name and		Salary	Awards(1)	Compensation(2)	Earnings(3)	Compensation(4)	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
William G. Dorey	2009	500,000	1,506,898	503,606	-	42,019	2,552,523
President Chief	2008	500,000	1,300,000	630,000	-	54,877	2,484,877
Executive Officer (CEO)	2007	450,000	501,147	1,350,000	-	42,127	2,343,274

LeAnne M. Stewart	2009	360,000	637,545	124,015	-	41,762	1,163,322
Senior Vice President &	2008	330,000	-	198,000	-	70,159	598,159
Chief Financial Officer (CFO)	2007	-	-	-	-	-	-

James H. Roberts(5)	2009	316,667	697,730	330,563	-	126,758	1,471,718
Executive Vice President	2008	300,000	237,512	332,818	-	137,304	1,007,634
& Chief Operating Officer (COO)	2007	260,000	367,412	340,000	-	129,042	1,096,454

Michael F. Donnino	2009	300,000	568,063	414,923	-	77,223	1,360,209
Senior Vice President &	2008	300,000	57,004	270,000	-	96,209	723,213
Group Manager	2007	240,000	-	72,000	-	71,578	383,578

Mark E. Boitano	2009	400,000	1,043,240	279,590	-	60,990	1,783,820
Senior Vice President	2008	400,000	332,529	450,000	-	127,672	1,310,201
	2007	350,000	447,376	490,000	-	120,728	1,408,104

(1) The awards in column (d) reflect the grant date fair value of stock awards granted in the current year based on performance in the prior year. Please refer to the CD&A for a detailed explanation of the current Long Term Incentive Plan. Stock awards granted to Mr. Dorey are fully vested under Granite’s vesting program whereby stock is vested at 100% when the Executive Officer reaches age 62 with 10 years of service. Mr. Dorey elected to defer all the stock component of his incentive plan compensation for performance year 2007 into the Key Management Deferred Compensation Plan II. Therefore, he did not take constructive receipt of the stock component of his incentive compensation in March 2008 for 2007 performance. We have reported the $1,300,000 earned in the Summary Compensation Table to be consistent with the value reported in Granite’s 2009 Summary Compensation Table where disclosures were based on Accounting Standard Codification Topic 718.

(2) The amounts in column (e) reflect the cash awards earned for performance in 2009, awarded and paid in March 2010; cash awards for performance in 2008, awarded and paid in March 2009; and, performance in 2007, awarded and paid in March 2008, respectively. Mr. Roberts’ 2009 Award includes a prior bonus bank balance of $45,160. Please refer to Page 22 of the CD&A for further details.

(3) The amounts in column (f) reflect the above-market earnings on deferred compensation. Above-market is any interest above the applicable federal long-term rate that corresponds most closely to the rate used by the plan at the time the interest rate or formula is set. The Key Management Deferred Compensation Plan II does not provide for above market interest rates. Executive Officers are not provided a pension plan.

(4) Please refer to the next table for a detailed break-down of all other compensation.

(5) Mr. Roberts’ salary in column (c) reflects the first eight months at $300,000 and the following four months at $350,000 based on the increase he received when he transitioned to Chief Operating Officer effective September 1, 2009.

Other Compensation 2009

			Nonqualified
			Deferred
	401(k)		Company
	Match	Dividends	Contributions	Vehicle	Insurance	Other
Name and	(1)	(2)	(3)	(4)	(5)	(6)	Total
Principal Position	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
William G. Dorey President & Chief Executive Officer (CEO)	14,700	42	6,000	5,605	15,672	-	42,019
LeAnne M. Stewart Senior Vice President & Chief Financial Officer (CFO)	4,900	8,202	6,000	12,900	8,620	1,140	41,762
James H. Roberts Senior Vice President & Chief Operating Officer (COO)	14,700	91,768	-	2,567	17,723	-	126,758
Michael F. Donnino Senior Vice President & Group Manager	13,125	32,063	6,000	2,630	14,405	9,000	77,223
Mark E. Boitano Senior Vice President	14,700	23,528	-	7,721	15,041	-	60,990

(1) The amounts in column (b) reflect the company match, not to exceed 6%, on compensation deferred into the Profit Sharing and 401(k) Plans.

(2) The amounts in column (c) reflect ESOP dividends paid to Mr. Dorey, both Restricted Stock and ESOP Dividends paid to Messrs. Roberts and Donnino, and Restricted Stock Dividends paid to Ms. Stewart and Mr. Boitano.

(3) The amounts in column (d) reflect a company matching contribution, not to exceed 6%, on the first $100,000 contributed into the Key Management Deferred Compensation Plan II.

(4) The amounts in column (e) reflect the taxable portion of the vehicle allowances provided to the Executive Officers. Ms. Stewart is provided a cash allowance while Messrs. Dorey, Roberts, Donnino, and Boitano are provided Granite-owned vehicles.

(5) The amounts in column (f) reflect the company expense for medical, dental, vision, life, and long-term disability insurance.

(6) The amounts in column (g) reflect Ms. Stewart’s reimbursed relocation costs upon joining Granite and a special allowance for financial planning services for Mr. Donnino.

Grants of Plan-Based Awards 2009

The following table provides additional information about stock and option awards and equity and non-equity incentive plan awards granted to our Executive Officers during the year ended December 31, 2009.

					Estimated Future Payouts under			Grant Date
		Estimated Future Payouts under			Equity Incentive Plan			Fair Value
		Non-Equity Incentive Plan Awards(1)			Awards(2)			of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Awards(3)
Name	Date	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
William G. Dorey	3/11/2009	-	$750,000	$1,500,000	-	$2,000,000	-	-
President & Chief	3/13/2009	-	-	-	-	-	-	$1,506,898
Executive Officer	3/19/2008	-	-	$700,000	-	-	$1,300,000	-
CEO)	3/14/2008	-	-	-	-	-	-	-
	3/21/2007	-	-	$450,000	-	-	$900,000	-
	3/15/2007	-	-	-	-	-	-	$501,147
LeAnne M. Stewart	3/11/2009	-	$180,000	$360,000	-	-	-	-
Senior Vice	3/13/2009	-	-	-	-	-	-	$637,545
President & Chief	3/19/2008	-	-	$240,000	-	$600,000	$600,000	-
Financial Officer (CFO)
James H. Roberts	3/11/2009	-	$300,000	$600,000	-	$650,000	-	-
Executive Vice	3/13/2009	-	-	-	-	-	-	$697,730
President & Chief	3/19/2008	-	-	$350,000	-	-	$650,000	-
Operating Officer	3/14/2008	-	-	-	-	-	-	$237,512
(COO)	3/21/2007	-	-	$340,000	-	-	$400,000	-
	3/15/2007	-	-	-	-	-	-	$367,412
Michael F. Donnino	3/11/2009	-	$300,000	$600,000	-	$600,000	-	-
Senior Vice	3/13/2009	-	-	-	-	-	-	$568,063
President & Group	3/19/2008	-	-	$300,000	-	-	$600,000	-
Manager	3/14/2008	-	-	-	-	-	-	$57,004
	3/21/2007	-	-	$240,000	-	-	$320,000	-
	3/15/2007	-	-	-	-	-	-	-
Mark E. Boitano	3/11/2009	-	$400,000	$800,000	-	$900,000	-	-
Senior Vice	3/13/2009	-	-	-	-	-	-	$1,043,240
President	3/19/2008	-	-	$500,000	-	-	$900,000	-
	3/14/2008	-	-	-	-	-	-	$332,529
	3/21/2007	-	-	$490,000	-	-	$560,000	-
	3/15/2007	-	-	-	-	-	-	$447,376

(1) In 2009 Granite moved to a new annual incentive program (refer to Page 18 of the CD&A for details). Under the program, Executive Officers can earn 0% - 200% of their target annual incentive compensation for below threshold and maximum stretch performance, respectively. Amounts in columns c through h reflect threshold target and maximum incentive opportunities as applicable. In prior years Granite had one incentive program with specified maximum cash limits. Refer to Granite’s proxy filing April 11, 2008 for an explanation of prior programs.

(2) In 2009 Granite moved to a new Long Term Incentive Plan (refer to Page 22 of the CD&A for details). Under the Long Term Incentive Plan Executive Officers earn 0% of their target compensation for EP performance below the threshold. The maximum payout opportunity is uncapped. In prior years Granite had one incentive program with specified maximum cash and total direct compensation limits. Incentives earned in excess of the cash limit and up to the total direct compensation limits were settled in stock. Refer to Granite’s proxy filing April 11, 2008 for an explanation of prior programs.

(3) This column reflects the grant date value of shares granted in a given fiscal year based on the prior year’s performance. In 2009 the number of shares granted were based on the value of long-term incentive earned divided by the average 30 day stock price in January 2008 of $34.87. The grant date fair value is determined by multiplying the number of shares granted by the stock price on the date of grant. In 2008 the number of shares granted were based on the value of long-term incentive earned divided by the average 30 day stock price in January 2007 of $51.75. As explained in footnote 1 to the Summary Compensation Table, Mr. Dorey elected to defer all his incentive compensation earned in 2007 and hence did not take receipt of any shares in 2008. In 2007 the number of shares granted were based on the value of long-term incentive earned divided by the stock price on December 29, 2006 of $50.32.

Outstanding Equity Awards at Fiscal Year End 2009

The following table summarizes equity awards made to the Executive Officers that were outstanding as of December 31, 2009.

	Stock Awards
	Equity Incentive Plan
	Awards: Number of	Market Value of
	Unearned Shares, Units	Shares or Units of
	or other Rights that Have	Stock that Have
	Not Vested(1)	Not Vested(2)
Name	(#)	($)
(a)	(b)	(c)

William G. Dorey President & Chief Executive Officer (CEO)	-	-

LeAnne M. Stewart Senior Vice President & Chief Financial Officer (CFO)	15,773	530,919

James H. Roberts Executive Vice President & Chief Operating Officer (COO)	40,284	1,355,959
Michael F. Donnino Senior Vice President & Group Manager	16,423	552,798

Mark E. Boitano Senior Vice President	43,406	1,461,046

(1) In 2006, Mr. Dorey became fully vested in all stock awards under Granite’s vesting program, whereby stock is 100% vested when the holder reaches age 62 with 10 years of service. Mr. Dorey’s amounts that vested in 2009 are reflected in the Stock Vested table in columns (b) and (c).

(2) The amounts shown in column (c) reflect the December 31, 2009 stock price of $33.66.

Stock Vested 2009

The following table reflects the number of shares our Executive Officers acquired upon the vesting of stock awards during 2009 and the value realized before payment of applicable withholding tax and broker commissions.

	Stock Awards
	Number of Shares
	Acquired on	Value Realized
	Vesting(1)	upon Vesting(2)
Name	(#)	($)
(a)	(b)	(c)

William G. Dorey President & Chief Executive Officer (CEO)	37,281	1,506,898

LeAnne M. Stewart Senior Vice President & Chief Financial Officer (CFO)	-	-

James H. Roberts Executive Vice President & Chief Operating Officer (COO)	16,833	583,100

Michael F. Donnino Senior Vice President & Group Manager	3,206	117,179

Mark E. Boitano Senior Vice President	9,538	335,829

(1) In 2006, Mr. Dorey turned age 62 with 10 years’ service. Under the Granite vesting program all of Mr. Dorey’s outstanding stock awards became 100% vested. The table above reflects 37,281 shares granted to Mr. Dorey, 16,833 shares granted to Mr. Roberts, 3,206 granted to Mr. Donnino and 9,538 shares granted to Mr. Boitano on March 13, 2009, for 2008 performance. The plan grant price was $34.87, which was the average daily closing stock price in the first 30 days of January of the 2008 performance year.

With respect to 2009 performance, Mr. Dorey earned 34,655 shares, Ms. Stewart earned 10,397 shares, Mr. Roberts earned 11,263 shares, Mr. Donnino earned 10,397 shares and Mr. Boitano earned 15,595 shares. The shares were granted on March 11, 2010, based on a plan grant price of $39.50. This is the average of the daily closing stock price in the first 30 days of January of the 2009 performance year. Mr. Dorey’s stock awards were 100% vested upon receipt of the award.

(2) The amounts in column (c) reflect the fair value on the day of vesting.

Nonqualified Deferred Compensation
2009

The following table summarizes our Executive Officers’ compensation under our nonqualified deferred compensation plans for the year ended December 31, 2009 which is also reflected in the Summary Compensation Table above:

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Balance
	in Last	in Last	in Last	at Last Fiscal
	Fiscal Year	Fiscal Year	Fiscal Year	Year End
Name	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)

William G. Dorey President & Chief Executive Officer (CEO)	503,606	6,000	648,437	5,986,787

LeAnne M. Stewart Senior Vice President & Chief Financial Officer (CFO)	124,015	6,000	-	130,015

James H. Roberts Executive Vice President & Chief Operating Officer (COO)	-	-	12,661	292,079

Michael F. Donnino Senior Vice President & Group Manager	121,964	6,000	197,008	1,017,743

Mark E. Boitano Senior Vice President	-	-	42,357	550,366

(1)  The Granite Construction Key Management Deferred Compensation Plan II allows key executives to defer incentive compensation and employee stock ownership (ESOP) dividends. Granite provides a matching contribution of 6% on the first $100,000 of employee deferral. Participants are required to make an election each plan year with respect to the amount to be deferred, date, and form of distribution. A distribution election is irrevocable on the first day of each plan year. Amounts in column (b) in the above table are included in the Summary Compensation Table. Mr. Dorey and Ms. Stewart deferred 100% of their non-equity incentive compensation into The Key Management Deferred Compensation Plan II. Mr. Donnino deferred 25% of his non-equity incentive compensation into the Key Management Deferred Compensation Plan II. Mr. Roberts and Mr. Boitano made no deferrals of their non-equity incentive compensation into The Key Management Deferred Compensation Plan II. In addition, Mr. Donnino deferred ESOP dividends into the Key Management Deferred Compensation Plan II. Due to the timing difference of the matching contribution, amounts in column (c) may not equal 6% of the executive contribution in column (b).

(2)  The Key Management Deferred Compensation Plan II allows Executive Officers who are 62 years of age and have 10 years of service on the last day of the performance period, to defer receipt of 100% of the restricted stock payable under the Performance Unit Agreement. A quarterly dividend equivalent is credited to Executive Officers who defer performance units into the Key Management Deferred Compensation Plan II. For the performance period ended December 31, 2009, there was no deferral of restricted stock payable under the Performance Unit Agreement. Mr. Dorey’s aggregate balance of $5,986,787.01 reflects the cash value of $5,395,907.33 in incentive compensation and prior ESOP deferrals and 17,554.358 performance units valued at $590,879.68, based on a closing stock price of $33.66 on December 31, 2009. Ms. Stewart, and Messrs. Roberts, Donnino, and Boitano have no performance unit deferrals into the Key Management Deferred Compensation Plan II.

Potential Payments upon Termination or Change in Control

Except in the case of a change in control, Granite is not obligated to pay severance or other enhanced benefits to any of the Executive Officers except Ms. Stewart. Severance benefits are payable to Ms. Stewart upon the termination of her employment other than for cause as described under “Severance Arrangement” above.

The following table describes an example of the potential payments and benefits under Granite’s compensation and benefit plans and arrangements to which the Executive Officers would be entitled upon termination of employment within three years following a change in control of Granite. This example assumes the event occurred on the last business day of fiscal year 2009.

	Cash			Accelerated
	Severance	Insurance	Other	Equity
	Payment(1)	Benefits(2)	Compensation(3)	Awards(4)	Total
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
William G. Dorey President & Chief Executive Officer (CEO)	6,652,487	48,617	79,670	-	6,780,774

LeAnne M. Stewart, Senior Vice President & Chief Financial Officer (CFO)	2,509,020	48,617	25,945	530,919	3,114,501

James H. Roberts Executive Vice President & Chief Operating Officer (COO)	2,924,451	48,617	79,670	1,355,959	4,408,697

Michael F. Donnino Senior Vice President & Group Manager	2,395,587	48,617	72,170	552,798	3,069,172

Mark E. Boitano Senior Vice President	4,495,586	48,617	79,670	1,461,046	6,084,919

(1) The amounts in column (b) reflect a lump sum payment equal to the average of the aggregate annual incentive bonuses earned for the three fiscal years preceding the fiscal year of the change in control and a lump sum payment equal to three times the annual base salary rate in effect immediately prior to the termination.

(2) The amounts in column (c) reflect the lump sum equal to the average cost to Granite of the Executive Officer’s group insurance benefits, such as life, health and long-term disability, for the three fiscal years ending before the date of termination.

(3) The amounts in column (d) reflect a lump sum payment equal to the average cash equivalent of contributions which would have been made on behalf of the officer for the three fiscal years ending before the date of termination to the ESOP, profit sharing plan, or other retirement plan provided by Granite and in effect as of the date of termination. This amount does not include additional amounts that may be payable for reasonable professional outplacement services for the Executive Officer.

(4) In the event of a change in control, if the acquiring corporation elects not to assume or substitute outstanding equity awards, all non-exercisable, unvested or unpaid portions of these outstanding equity awards would become immediately exercisable and fully vested. If the Executive Officer’s service is terminated within 12 months following a change in control, the exercisability, vesting, and payment of the outstanding awards are accelerated effective immediately as of the date of termination. The amounts in column (e) reflect the outstanding equity awards valued at the December 31, 2009 stock value of $33.66. In 2006, Mr. Dorey’s outstanding stock awards were 100% vested under the Granite vesting program. He qualified for accelerated vesting having attained age 62 with 10 years of service.

Director Compensation

David H. Watts served as Chairman of the Board through August 31, 2009 and retired as a Granite employee on October 31, 2009. William H. Powell was elected as a non-employee Chairman of the Board effective September 1, 2009.

Stock Ownership

Beginning November 5, 2009, all existing non-employee directors are required within five years to own and maintain two times (2x) their annual cash compensation in Granite common stock. All non-employee directors who join the Board will be required to own and maintain two times (2x) their annual cash compensation within five years after joining the Board.

Cash and Equity Compensation Policy

Granite’s non-employee directors receive annual cash retainers and equity grants per the table below. Key highlights of the director compensation program are as follows:

•	Cash retainers are paid in quarterly installments. No additional fees are paid for attendance at meetings whether in person or telephonically;

•	The Chairman of the Board’s retainer is inclusive of all Committee retainers;

•	Directors receive an annual grant of 1,000 Restricted Stock Units (RSUs) which vest fully at the end of the director’s term. The Chairman of the Board is eligible to receive an annual grant of RSUs equal to $150,000 in value on the date of grant.

Annual Board Retainers

Member	$70,000,00

Chairman of the Board	$150,000.00

Annual Committee Retainers

Audit	$5,000.00

Audit Chair	$15,000.00

Nominating and Corporate Governance	$5,000.00

Nominating and Corporate Governance Chair	$10,000.00

Compensation	$5,000.00

Compensation Chair	$12,000.00

Strategic Planning	$3,000.00

Strategic Planning Chair	$8,000.00

Executive	$5,000.00

Annual Equity Grants

Member	1,000 RSUs

Chairman of the Board	$150,000

Director Compensation Table 2009

The following table presents the compensation provided by Granite to our directors for the year ended December 31, 2009.

	Fees Earned
	or Paid	Unit	Option	All Other
	in Cash(1)	Award(2)	Award	Compensation(3)	Total
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Claes G. Bjork	79,000	33,400	-	1,301	113,701

James W. Bradford, Jr.	86,000	33,400	-	898	120,298

Gary M. Cusumano	95,000	33,400	-	1,614	130,014

David H. Kelsey	90,000	33,400	-	1,403	124,803

Rebecca A. McDonald	99,000	33,400	-	3,823	136,223

J. Fernando Niebla	83,000	33,400	-	2,285	118,685

William H. Powell	104,333	131,411	-	3,148	238,892

David H. Watts(4)	26,000	50,100	-	1,663	77,763

(1) The amount in column (b) reflects the annual cash retainer paid to non-employee directors for the year ended December 31, 2009. In 2009 each non-employee director was paid an annual retainer as a member of the Board and additional retainers for participation as a member of a Board committee. The cash retainer was paid quarterly in equal payments; no meeting fees were paid. In 2009 each non-employee director received an equity grant of 1,000 Restricted Stock Units (RSUs). The RSUs qualify for quarterly dividend payments. Mr. Powell received a prorated award of 192 RSUs for serving as the Lead Director from July 1, 2009 through August 31, 2009. In addition, he received a pro-rated award of 3,932 RSUs upon assumption of the Chairman of the Board position effective September 1, 2009.

(2) The amounts in column (c) reflect the grant-date fair market value. The vesting amounts vary based on the director’s term. On July 1, 2009, Messrs. Bjork, Bradford, Cusumano, Kelsey and Niebla and Ms. McDonald received a grant of 1,000 shares of restricted stock with a grant date fair market value of $33.40. Mr. Powell, as Lead Director, received a grant of 192 RSUs with a grant date fair market value of $33.40. As Chairman of the Board, effective September 1, 2009, Mr. Powell received an additional grant of 3,932 RSU’s with a grant date fair market value of $31.79. As of fiscal year ended December 31, 2009, Mr. Bjork had an outstanding balance of 8,216 options, 1,004 RSUs and 2,000 restricted shares. Mr. Bradford had an outstanding balance of 3,163 options, 729 deferred units and 1,004 RSUs. Mr. Cusumano had an outstanding balance of 1,268 options, 1,613 deferred units, 1,004 RSUs and 1,000 restricted shares. Mr. Kelsey had an outstanding balance of 5,973 options, 1,707 deferred units and 1,004 restricted units. Ms. McDonald had an outstanding balance of 7,512 options, 4,729 deferred units, 1,004 RSUs and 2,150 restricted shares. Mr. Niebla had an outstanding balance of 9,685 options, 2,911 deferred units, 1,004 RSUs and 1,000 restricted shares. Mr. Powell had 1,849 deferred units, 4,141 RSUs and 2,150 restricted shares.

(3) Column (e) includes dividends on restricted stock, the cash value of dividend equivalents from deferred units in prior years, and restricted stock units issued on July 1, 2009.

(4) Mr. Watts, our former Chairman of the Board, was a non-executive employee of Granite for a portion of 2009. During 2009, Mr. Watts received a salary of $225,000 and a grant of 1,500 RSUs with a grant date fair market value of $33.40 on July 1, 2009. As of December 31, 2009, Mr. Watts had 1,506 RSUs and 2,261 restricted shares. Mr. Watts was provided medical, dental, vision, life, long-term disability insurance, and a company vehicle valued at $15,301. He received a 401(k) match of $13,770.

Stock Ownership of Beneficial Owners and Certain Management

The following table provides information concerning the ownership of our common stock by all directors and nominees, our Chief Executive Officer and our other Executive Officers, our former Chief Operating Officer, our directors and managements as a group, and owners of 5% or more of the outstanding common stock on February 28, 2010.

	Amount and Nature	Percent (%) of
	of Beneficial	Common Stock
Name	Ownership(1)	Outstanding(2)
Union Bank of California (ESOP Trust) 530 B Street, S-940 San Francisco, CA 92101 New York, NY 10286	3,927,389	10.72
The Bank of New York Mellon Corporation(3) One Wall Street, 31st Floor New York, NY 10286	2,527,440	6.54
BlackRock, Inc.(4) 40 East 52nd Street New York, NY 10022	2,276,695	5.89
Claes G. Bjork(5)	21,224	*
James W. Bradford, Jr.(6)	7,903	*
Gary M. Cusumano(7)	7,366	*
David H. Kelsey(8)	12,543	*
Rebecca A. McDonald(9)	17,644	*
J. Fernando Niebla(10)	17,364	*
William H. Powell(11)	24,492	*
David H. Watts(12)	63,154	*
William G. Dorey(13)	240,836	*
LeAnne M. Stewart(14)	16,773	*
Mark E. Boitano(15)	67,070	*
Michael F. Donnino(16)	58,442	*
James H. Roberts(17)	173,321	*
All Executive Officers and Directors
As a Group (13 Persons) (5-17)	728,132	1.99

* Less than 1%.

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) Calculated on the basis of 38,629,378 shares of common stock issued and outstanding as of February 28, 2010, except that shares of common stock underlying options exercisable within 60 days of February 28, 2010 are deemed outstanding for purposes of calculating the beneficial ownership of common stock of the holders of such options.

(3) Share ownership is as of December 31, 2009. Based upon a Schedule 13G filed by The Bank of New York Mellon Corporation (“NY Mellon”) with the Securities and Exchange Commission. New York Mellon has sole voting power with respect to 2,252,730, sole dispositive power with respect to 2,475,161 and shared dispositive power with respect to 207 shares.

(4) Share ownership is as of December 31, 2009. Based upon a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the Securities and Exchange Commission. BlackRock has sole voting power with respect to 1,690,747 shares and sole dispositive power with respect to all 2,011,364 shares.

(5) Includes 8,216 shares of common stock which Mr. Bjork has the right to acquire as of February 28, 2010 as a result of options vested and exercisable on the day of grant under the Amended and Restated 1999 Equity Incentive Plan, 3,008 shares of common stock and common stock units granted to Mr. Bjork under the Amended and Restated 1999 Equity Incentive Plan which Mr. Bjork will have the right to acquire in May 2010 as a result of the shares vesting, and 10,000 shares of common stock held in Mr. Bjork’s name.

(6) Includes 3,163 shares of common stock which Mr. Bradford has the right to acquire as of February 28, 2010 as a result of options vested and exercisable on the day of grant under the Amended and Restated 1999 Equity Incentive Plan, 1,740 common stock units and dividends granted to Mr. Bradford under the Amended and Restated 1999 Equity Incentive Plan which Mr. Bradford will have the right to acquire in May 2012 as a result of the shares vesting, and 3,000 shares of common stock that Mr. Bradford holds jointly with his wife.

(7) Includes 1,268 shares of common stock which Mr. Cusumano has the right to acquire as of February 28, 2010 as a result of options vested and exercisable on the day of grant under the Amended and Restated 1999 Equity Incentive Plan, 3,627 shares of common stock and common stock units granted to Mr. Cusumano under the Amended and Restated 1999 Equity Incentive Plan which Mr. Cusumano will have the right to acquire in May 2011 as a result of the shares vesting, 1,000 shares of common stock that he holds in his name, and 1,471 shares of common stock that Mr. Cusumano holds in trust for the benefit of his family as to which shares Mr. Cusumano and his wife share voting and investment power.

(8) Includes 5,973 shares of common stock which Mr. Kelsey has the right to acquire as of February 28, 2010 as a result of options vested and exercisable on the day of grant under the Amended and Restated 1999 Equity Incentive Plan, 2,721 common stock units granted to Mr. Kelsey under the Amended and Restated 1999 Equity Incentive Plan which Mr. Kelsey will have the right to acquire in May 20, 2012 as a result of the shares vesting, and 3,848 shares of common stock that Mr. Kelsey holds jointly with his wife.

(9) Includes 7,512 shares of common stock which Ms. McDonald has the right to acquire as of February 28, 2010 as a result of options vested and exercisable on the day of grant under the Amended and Restated 1999 Equity Incentive Plan, 7,906 shares of common stock and common stock units granted to Ms. McDonald under the Amended and Restated 1999 Equity Incentive Plan which Ms. McDonald will have the right to acquire in May 2010 as a result of the shares vesting, and 2,226 shares of common stock held in Ms. McDonald’s name.

(10) Includes 9,685 shares of common stock which Mr. Niebla has the right to acquire as of February 28, 2010 as a result of options vested and exercisable on the day of grant under the Amended and Restated 1999 Equity Incentive Plan, 4,930 shares of common stock and common stock units granted to Mr. Niebla under the Amended and Restated 1999 Equity Incentive Plan which Mr. Niebla will have the right to acquire in May 2011 as a result of the shares vesting, and 2,749 shares that Mr. Niebla holds in his name.

(11) Includes 8,164 shares of common stock and common stock units granted to Mr. Powell under the Amended and Restated 1999 Equity Incentive Plan which Mr. Powell will have the right to acquire in May 2010 as a result of the shares vesting, and 16,328 shares of common stock that Mr. Powell holds jointly with his wife.

(12) Includes 223 shares of common stock owned by the Employee Stock Ownership Plan (“ESOP”) but allocated to Mr. Watts’ account as of February 28, 2010, over which Mr. Watts has voting but not dispositive power. Mr. Watts became eligible to withdraw his ESOP shares when he turned 59 1/2 and had completed 10 years of vesting service. He can elect to make a withdrawal once during each plan year. Also includes 3,773 shares of common stock and common stock units granted under the Amended and Restated 1999 Equity Incentive Plan which will vest and Mr. Watts will have the right to acquire in May 2011, 54,607 shares under the Amended and Restated 1999 Equity Incentive Plan that are deferred performance-based compensation, and 4,551 shares held in trust for the benefit of family members of which Mr. Watts and his wife share voting and dispositive power.

(13) Includes 80 shares of common stock owned by the ESOP but allocated to Mr. Dorey’s account as of February 28, 2010, over which Mr. Dorey has voting but not dispositive power, 23,954 shares of common stock held in Mr. Dorey’s name, 17,554 shares under the Amended and Restated 1999 Equity Incentive Plan that are deferred performance-based compensation, and 199,248 shares of common stock that Mr. Dorey holds in trust for the benefit of his family as to which shares Mr. Dorey and his wife share voting and investment power. Mr. Dorey became eligible to withdraw his ESOP shares when he turned 59 1/2 and had completed 10 years of vesting service. He can elect to make a withdrawal once during each plan year.

(14) Includes 15,773 shares of restricted stock over which Ms. Stewart has voting, but not dispositive power as of February 28, 2010, and 1,000 shares of common stock held in Ms. Stewart’s name.

(15) Includes 37,549 shares of restricted stock over which Mr. Boitano has voting, but not dispositive power, as of February 28, 2010, 9,584 shares of common stock held in Mr. Boitano’s name, and 19,937 shares of common stock that Mr. Boitano holds in a trust for the benefit of his family as to which shares Mr. Boitano and his wife share voting and investment power.

(16) Includes approximately 37,486 shares of common stock owned by the ESOP but allocated to Mr. Donnino’s account as of February 28, 2010, 15,701 shares of restricted stock over which Mr. Donnino has voting, but not dispositive power, as of February 28, 2010, and 5,255 shares of common stock held in Mr. Donnino’s name. Mr. Donnino becomes eligible to make withdrawals of his ESOP shares when he turns 59 1/2 and has completed 10 years of vesting service, at which time he can elect to withdraw from his account once during each plan year.

(17) Includes approximately 127,585 shares of common stock owned by the ESOP but allocated to Mr. Roberts’ account as of February 28, 2010, 5,452 shares of common stock held jointly with his wife, and 40,284 shares of restricted stock over which Mr. Roberts has voting, but not dispositive power, as of February 28, 2010. Mr. Roberts becomes eligible to make withdrawals of his ESOP shares when he turns 59 1/2 and has completed 10 years of vesting service, at which time he can elect to withdraw from his account once during each plan year.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our Executive Officers, directors and any persons who beneficially own more than 10% of our common stock to report ownership of and transactions in Granite stock with the SEC. For practical purposes, we assist our directors and officers by monitoring transactions and completing and filing the reports on their behalf. Based on our review of these forms and written representations from our Executive Officers and directors, we believe that all filing requirements applicable to them were complied with except that, due to an in-house administrative error, reports relating to Mr. Dorey’s and Mr. Watts’ deferred performance-based stock acquisitions were filed late.

Equity Compensation Plan Information

The following table contains information as of December 31, 2009 regarding stock authorized for issuance under the Granite Construction Incorporated Amended and Restated 1999 Equity Incentive Plan:

		Weighted	Number of securities
	Number of securities	average exercise	remaining available for
	to be issued upon	price of	future issuance under
	exercise of	outstanding	equity compensation
	outstanding options,	options, warrants	plans (excluding stock
	warrants and rights	and rights	reflected in column (a))
Plan category	(a)(1)	(b)(2)	(c)
Equity compensation plans approved by shareholders	146,060	$30.97	1,550,751
Total	146,060	$30.97	1,550,751

(1) Includes the following award types: stock options, restricted stock units and deferred stock units.

(2) Price is based on stock options only.

Transactions with Related Persons

Granite’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and Executive Officers with respect to related person transactions. They also determine, based on the facts and circumstances, whether the Company or a related person has a direct or indirect interest in the transaction. In addition, the Board of Directors has adopted a written policy and procedures for review and approval of related party transactions involving Granite. The policy requires the Audit/Compliance Committee’s review and approval or ratification of any related party transaction in which Granite is a participant. This includes, among other things, any related party transaction that would be required to be disclosed under the rules and regulations of the Securities and Exchange Commission.

Under the policy, the Audit/Compliance Committee reviews the material facts of all related party transactions that require the Committee’s approval and either approves or disapproves of the entry into the related party transaction. If advance Committee approval of a related party transaction is not feasible, the transaction must be entered into subject to the Committee’s later approval. Thereafter, the Committee will consider the transaction, and, if the Committee determines it to be appropriate, ratify it at the next regularly scheduled meeting of the Committee. In determining whether to approve or ratify a related party transaction, the Committee takes into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No director who is deemed a related party under the policy with respect to the transaction under consideration may participate in the approval process. All related party transactions approved by the Committee must be disclosed to the full Board of Directors.

Currently, Granite is not a party to any related party transactions.

Report of the Audit/Compliance Committee

The Audit/Compliance Committee is appointed by the Board of Directors and reports to the Board at each meeting. Its purpose is to (a) assist the Board in its oversight of (1) Granite’s accounting and financial reporting principles and policies, and internal and disclosure controls and procedures, including the internal audit function, (2) Granite’s system of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, (3) the integrity of Granite’s financial statements, (4) the qualifications and independence of Granite’s independent registered public accounting firm, (5) Granite’s compliance with legal and regulatory requirements, and (6) Granite’s Corporate Compliance Program and Code of Conduct; and (b) serve as the Qualified Legal Compliance Committee of the Board of Directors as required. The Committee is solely responsible for selecting, evaluating, setting the compensation of, and, where deemed appropriate, replacing the independent registered public accounting firm (or nominating an independent registered public accounting firm to be proposed for shareholder approval in any proxy statement).

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the effectiveness of the internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee also oversees our Ethics and Compliance Program, participates in the annual evaluation of our Corporate Compliance Officer and the Director of Internal Audit, and provides a detailed annual report to the Board on the progress of the program and plans for future activities.

The Director of Internal Audit reports directly to the Chairman of the Committee and has direct access and meets regularly with the Committee to discuss the results of internal audits and the quality of internal controls. The Corporate Compliance Officer also reports directly to the Committee.

The Committee reviewed and discussed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of Granite’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of Granite’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T). In addition, the Committee has discussed with the independent registered public accounting firm the auditor’s independence from Granite and its management, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board Rule 3526.

The Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Granite’s internal controls, including internal control over financial reporting, and the overall quality of Granite’s financial reporting. In addition, the Committee reviewed with management and the independent registered public accounting firm drafts of Granite’s quarterly and annual financial statements and press releases prior to the public release of the quarterly earnings. In addition to the quarterly review, the Committee met with the Chief Executive Officer and the Chief Financial Officer to discuss the process adopted by management to enable them to sign the certifications that are required to accompany reports filed with the SEC.

Based on the review and discussions referred to above, the Committee recommended to Granite’s Board of Directors that Granite’s audited financial statements be included in Granite’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Principal Accounting Fees and Services

Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP for the years ended December 31, 2009 and December 31, 2008 were:

	2009	2008
Audit Fees	$1,742,200	$1,849,900
Audit Related Fees	50,625	93,375
Tax Fees	5,000	0
All Other Fees	1,500	4,000

Total	$1,799,325	$1,947,275

Audit Fees were for professional services rendered for the audits of Granite’s consolidated financial statements including audits of internal control over financial reporting, audits of subsidiary financial statements, quarterly financial reviews and Granite’s responses to the SEC comment letters.

Tax Fees were for services rendered in connection with a joint venture audit. The fees were for services rendered for tax representation before the Internal Revenue Service.

All Other Fees include an amount paid for a software license in 2009 and 2008, and a benchmarking study in 2008.

Audit Committee Pre-Approval Policies and Procedures

The Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. During 2009, no services were provided to us by PricewaterhouseCoopers LLP or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

Based on its review of the non-audit services provided by PricewaterhouseCoopers LLP, the committee believes that PricewaterhouseCoopers LLP’s provision of such non-audit services is compatible with maintaining their independence.

Members of the Audit/Compliance Committee:

David H. Kelsey, Chair	J. Fernando Niebla

James W. Bradford, Jr.	Rebecca A. McDonald

Proposal to Approve the
Granite Construction Incorporated
2009 Employee Stock Purchase Plan

We are seeking the approval of the new Granite Construction Incorporated 2009 Employee Stock Purchase Plan (the “Purchase Plan”) and the reservation and issuance of up to 2,200,000 shares of Granite’s common stock under it. A copy of the Purchase Plan, as approved by the Board of Directors on November 5, 2009, is attached to this proxy statement as Appendix A.

As of February 26, 2010, the closing price of Granite’s common stock was $27.63 per share. Approximately 80% of our employees are eligible to participate in the plan, subject to the eligibility requirements detailed below, only if the Purchase Plan is approved by the shareholders at the 2010 annual meeting.

The principle features of the Purchase Plan are summarized below, but the summary is qualified in its entirety by reference to the Purchase Plan itself.

Purpose of the Purchase Plan

The Purchase Plan, which is intended to qualify under the provisions of Section 423 of the Internal Revenue Code of 1986 (the “Code”), provides for the grant of rights to employees to purchase shares of the Granite’s common stock at reduced prices through payroll deductions.

The purpose of the Purchase Plan is to (a) provide a means by which Granite’s employees and certain designated related corporations may be given an opportunity to purchase shares of Granite’s common stock (b) retain the services of current employees and secure and retain the services of new employees, and (c) provide incentives for the employees to exert maximum efforts for the success of Granite and its related corporations.

Description of the Purchase Plan

Administration.  The Purchase Plan is administered by the Board of Directors or by a committee appointed by the Board of Directors consisting of at least two members of the Board of Directors. The Board of Directors has final authority to construe and interpret the Purchase Plan and the purchase rights and to establish, amend and revoke rules and regulations for the administration of the Purchase Plan. All costs and expenses associated with the administration of the Purchase Plan are borne by Granite.

Purchase Periods.  The Purchase Plan is implemented by successive bi-annual purchase periods commencing on each May 1st and November 1st during the term of the Purchase Plan; provided, however, that the initial purchase period under the Purchase Plan is expected to begin July 1, 2010 and end on October 31, 2010, subject to Granite’s shareholder approval of the Purchase Plan. The Board of Directors may change the frequency and duration of the purchase periods under the Purchase Plan prior to the first day of any purchase period.

Eligibility and Enrollment.  Granite employees (including officers) who have been employed by Granite for at least 15 days and who customarily work more than 20 hours a week and more than 5 months per calendar year are eligible to participate in the Purchase Plan as of the first day of the first purchase period after they become eligible to participate in the Purchase Plan. However, no employee is eligible to participate in the Purchase Plan if, immediately after the election to participate, such employee would own Granite stock (including stock such employee may purchase under outstanding stock options or stock equivalents under outstanding restricted stock unit awards) representing 5% or more of the total combined voting power or value of all classes of Granite stock or any Granite parent or subsidiary. In addition, no employee is permitted to participate if the rights of the employee to purchase Granite common stock under the Purchase Plan and all similar purchase plans of Granite or its affiliates would accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined at the time the right is granted) for each calendar year.

Eligible employees become participants in the Purchase Plan by executing a participation agreement and filing it with Granite no later ten days before the purchase period for which such participation agreement is intended to be effective. By enrolling in the Purchase Plan, a participant is deemed to have elected to purchase the maximum number of whole shares of common stock that can be purchased with the earnings withheld during each purchase period for which the participant is enrolled. No participant will be eligible to purchase more than 500 shares of common stock in any purchase period.

Payroll Deductions.  The payroll deductions made for each participant may be not less than 1% or more than 15% of a participant’s earnings. Earnings is defined in the Purchase Plan as the base earnings paid to a participant, including all salary, wages (including amounts elected to be deferred by the participant, that would otherwise have been paid, under any cash or deferred arrangement or other deferred earnings program established by Granite), but excluding overtime pay, commissions, bonuses, profit sharing, other remuneration paid directly to such participant, the cost of employee benefits paid for by Granite, education or tuition reimbursements, imputed income arising under any company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by Granite under any employee benefit plan, and similar items of earnings. Payroll deductions commence with the first paycheck issued during the purchase period for which the participant is enrolled and are deducted from subsequent paychecks throughout the purchase period unless changed or terminated as provided in the Purchase Plan. A participant may decrease the rate of payroll withholding once during each purchase period and may further reduce the rate of payroll withholding to zero once during each purchase period, by filing a new participation agreement, provided that any new participation agreement must be received by us in advance of the final ten days of the purchase period. The participant may increase or decrease the rate of payroll withholding for the next purchase period by filing a new participation agreement on or before the date specified by Granite’s stock administrator and if none is stated, then no later than ten days before the purchase period for which the change is to be effective.

Granite maintains a plan account in the name of each participant and credits the amount deducted from earnings to such account. No interest accrues to the money held in the account pending purchase of shares of common stock.

Purchase of Stock; Price.  As of the last day of each purchase period, each participant’s accumulated payroll deductions are applied to the purchase of shares (including fractional shares) of common stock at a price which is the lower of (i) 85% of the fair market value per share of the common stock on the first trading day of the purchase period or (ii) 85% of the fair market value per share of the common stock on the last trading day of the applicable purchase period. The fair market value of the common stock on a given date is defined as the closing price on the applicable trading day on the New York Stock Exchange as reported in The Wall Street Journal or such other source that Granite deems reliable. In the event that the aggregate number of shares which all participants elect to purchase during a purchase period exceeds the number of shares remaining for issuance under the Purchase Plan, the available shares will be ratably divided and any excess cash will be refunded to the participants.

Withdrawal From the Purchase Plan.  Participants may withdraw from participation under the Purchase Plan at any time up to the last ten days of a purchase period. As soon as practicable after withdrawal, payroll deductions cease and all amounts credited to the participant’s plan account are refunded in cash, without interest. A participant who has withdrawn from the Purchase Plan shall not be a participant in future purchase periods unless he or she re-enrolls pursuant to the Purchase Plan’s guidelines.

Termination of Employment.  Termination of a participant’s status as an eligible employee for any reason, including death, is treated as an automatic withdrawal from the Purchase Plan. A participant may designate in writing a beneficiary who is to receive shares and cash in the event of the participant’s death subsequent to the purchase of shares, but prior to delivery. A participant may also designate a beneficiary to receive cash in his or her account in the event of such participant’s death prior to the last day of the purchase period.

Nontransferability.  The rights or interests of any participant in the Purchase Plan or in any shares or cash to which such participant may be entitled, are not transferable, except as permitted by the Code, by will or by the laws of descent and distribution.

Amendment and Termination of the Purchase Plan.  The Board of Directors has the right to amend, modify or terminate the Purchase Plan at any time without notice; provided, however, shareholder approval shall be obtained when required by applicable laws, regulations or rules. The Purchase Plan will terminate upon the earlier of (i) the date as is determined by Granite in its sole discretion or (ii) the date on which all shares available under the Purchase Plan have been sold pursuant to purchase rights exercised under the Purchase Plan. In the event the Purchase Plan is not approved by Granite shareholders prior to the first date of exercise of the Purchase Plan, the Purchase Plan will terminate and all purchase rights under the Purchase Plan will be cancelled and become null and void.

Adjustments Upon Changes in Capitalization.  In the event of a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by Granite, the Purchase Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of common stock subject to the Purchase Plan, and the outstanding purchase rights shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits, as described in the Purchase Plan. In the event of a Corporate Transaction, as defined in the Purchase Plan, then: (i) any surviving or acquiring corporation may continue or assume outstanding purchase rights or may substitute similar rights (including a right to acquire the same consideration paid to shareholders in the Corporate Transaction), or (ii) if any surviving or acquiring corporation does not continue or assume the outstanding purchase rights or does not substitute similar rights, then, the participants’ accumulated payroll contributions shall be used to purchase shares of Granite common stock within ten days prior to the Corporate Transaction, as described in the Purchase Plan.

Certain Federal Income Tax Information

The following is a general summary as of the date of this proxy of the federal income tax consequences to Granite and employees participating in the Purchase Plan. The federal tax laws may change and the federal, state and local tax consequences for any participating employee will depend upon his or her individual circumstances. Each participating employee is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences for participation in this Purchase Plan.

The Purchase Plan and the right of participants to make purchases under it are intended to qualify under the provisions of Section 423 of the Code. The Purchase Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Purchase Plan. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or disposed of more than two years from the first day of the purchase period and more than one year from the date of purchase, the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the purchase period. Any additional gain will be treated as long-term capital gain. If the shares are held for the periods described above, are sold and the sale price is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the capital gain holding period. Granite is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

New Plan Benefits

The number of future stock purchases under the Purchase Plan is not determinable because, under the terms of the Purchase Plan, purchases are based upon elections made by participants. The dollar value of benefits under the Purchase Plan is not determinable because purchase prices for stock purchased under the Purchase Plan are based upon fair market value of Granite’s common stock at the time of the election and purchase by the participant.

Vote Required and Board of Directors Recommendation

Approval of this proposal requires a number of votes “For” the proposal that represents a majority of the shares present or represented by proxy and entitled to vote at the annual meeting, with abstentions and broker non-votes each being counted as present for purposes of determining the presence of a quorum, abstentions having the same effect as a negative vote and broker non-votes having no effect on the outcome of the vote.

The Board of Directors believes that approval of Granite Construction Incorporated 2009 Employee Stock Purchase Plan is in the best interests of Granite and its shareholders for the reasons stated above.

The Board of Directors unanimously recommends a vote “FOR” this proposal.

Proposal to Approve the
Granite Construction Incorporated
Annual Incentive Plan

We are seeking approval of the new Granite Construction Incorporated Annual Incentive Plan, or AIP, in accordance with Section 162(m) of the Internal Revenue Code and the corresponding regulations, as it applies to Granite’s Chief Executive Officer and each of our four most highly paid Executive Officers (other than the Chief Executive Officer and the Chief Financial Officer) (collectively, the “Covered Employees”) beginning in 2010. The AIP, if approved by shareholders, will replace the short term cash component of the Corporate Incentive Plan and the Corporate and Division Incentive Plan with respect to the Covered Employees, as previously described in our Compensation Discussion and Analysis. A copy of the AIP, as approved by the Board of Directors on November 5, 2009, is attached to this proxy statement as Appendix B.

Purpose of the Plan

Section 162(m) of the Code has the effect of eliminating a federal income tax deduction for annual compensation in excess of $1 million paid by us (or our subsidiaries) to any Covered Employee each year unless that compensation is paid on account of attainment of one or more “performance-based” goals. One requirement for compensation to be performance-based is that compensation is paid or distributed pursuant to a plan that has been approved by the shareholders. The purpose of the AIP is to set the performance goals and the maximum award payable under the AIP and to preserve for us the federal income tax deductibility of incentive compensation earned by Covered Employees.

Awards that will be paid under the AIP if the plan is approved by the shareholders are currently paid under the Granite Construction Incorporated Amended and Restated 1999 Equity Incentive Plan in the form of performance units paid in cash. The AIP does not materially change the terms of the award program already in place, except that the list of performance targets has been expanded under the AIP. Specifically, the AIP does not increase the maximum cash award that may be paid annually pursuant to the Equity Incentive Plan.

The AIP is consistent with our emphasis on performance-based compensation and our current compensation philosophy. Moreover, the AIP is intended to:

(a) align the interests of the participants and our shareholders and motivate participants toward superior performance;

(b) provide annual cash incentives based on short term results that are key to Granite’s successful operation;

(c) attract and retain the services of the employees upon whose judgment, interest and special effort the successful conduct of Granite’s operations is largely dependent; and

(d) preserve, to the extent possible, the tax-deductibility of executive compensation.

The principle features of the AIP are summarized below, but the summary is qualified in its entirety by reference to the AIP itself.

Summary of the Plan

The Compensation Committee, which is composed solely of outside directors, will administer and have the authority to interpret the AIP as it applies to Covered Employees and other officer-level participants who are designated as participants in the AIP by the Compensation Committee at the beginning of the applicable plan year. Within the first 90 days of each plan year, the Compensation Committee will establish an individual target award for each participant designated by the Compensation Committee, including the Covered Employees. The target awards are established as a dollar amount, subject to a dollar maximum in the case of Covered Employees, of $2,500,000 per Covered Employee per calendar year. Subject to the foregoing maximum, actual awards may be paid at target, above target or below target depending on Granite’s financial performance.

The Compensation Committee reserves discretion under the AIP to adjust downward individual target awards for the Covered Employees based on individual performance during the plan year; awards applicable to Covered Employees may not be adjusted upward. With respect to participants who are not Covered Employees, individual target awards may be adjusted up or down at the discretion of the Compensation Committee based on individual performance during the plan year.

An individual target award applicable to a Covered Employee may be based on any one or more of the following performance criteria. Each performance criteria may be used either alone or in any combination, which may be expressed with respect to Granite or one or more business or operating units, as the Compensation Committee may determine.

• Revenue	• economic value added	• return on equity
• operating income	• pre-tax profit	• net income
• gross margin	• net asset value	• gross income
• operating margin	• economic profit	• overhead
• earnings per share	• return on assets	• net operating assets
• return on capital	• return on net assets	• backlog
• gross profit margin	• return on invested capital	• return on stockholder equity
• net operating profits after taxes	• total shareholder return	• earnings before income tax (EBIT)
• cash flow and operating cash flow	• general and administrative costs
• operating income and adjusted operating income	• cost of capital and weighted average cost of capital
• safety incident rate (including total injury incident rate, OSHA recordable injury rate and lost time injury rate)	• earnings before income tax, depreciation and amortization (EBITDA)

At the end of each plan year and before any bonus award is paid to a Covered Employee, the Compensation Committee will be responsible for certifying performance with respect to the target awards and corresponding performance criteria and making final determinations of annual incentive payments for Covered Employees.

AIP participants must be employed by Granite on the payment date in order to receive a bonus award payment. In the case of retirement, death, or disability, participants will receive a prorated award. Individual awards earned under the AIP will be made in cash. Awards paid under the AIP are eligible for deferral under, and in accordance with the terms and conditions of, the Granite Construction Incorporated Key Management Deferred Compensation Plan II.

At any time, the Board may suspend or terminate the AIP and the Compensation Committee may amend the AIP, subject to shareholder approval to the extent required under Section 162(m).

Vote Required and Board of Directors Recommendation

Approval of this proposal requires a number of votes “For” the proposal that represents a majority of the shares present or represented by proxy and entitled to vote at the annual meeting, with abstentions and broker non-votes each being counted as present for purposes of determining the presence of a quorum, abstentions having the same effect as a negative vote and broker non-votes having no effect on the outcome of the vote.

The Board of Directors believes that approval of Granite Construction Incorporated Annual Incentive Plan is in the best interests of Granite and its shareholders for the reasons stated above.

The Board of Directors unanimously recommends a vote “FOR” this proposal.

Proposal to Approve the
Granite Construction Incorporated
Long-Term Incentive Plan

We are seeking approval of the new Granite Construction Incorporated Long-Term Incentive Plan, or LTIP, in accordance with Section 162(m) of the Internal Revenue Code and the corresponding regulations, as it applies to Granite’s Chief Executive Officer and each of our four most highly paid Executive Officers (other than the Chief Executive Officer and the Chief Financial Officer) (collectively, the “Covered Employees”) beginning in 2010. The LTIP, if approved by shareholders, will replace the long term stock-based component of the Corporate Incentive Plan and the Corporate and Division Incentive Plan with respect to the Covered Employees, as previously described in our Compensation Discussion and Analysis. A copy of the LTIP, as approved by the Board of Directors on November 5, 2009, is attached to this proxy statement as Appendix C.

Purpose of the Plan

Section 162(m) of the Code has the effect of eliminating a federal income tax deduction for annual compensation in excess of $1 million paid by us (or our subsidiaries) to any Covered Employee each year unless that compensation is paid on account of attainment of one or more “performance-based” goals. One requirement for compensation to be performance-based is that compensation is paid or distributed pursuant to a plan that has been approved by the shareholders. The purpose of the LTIP is to set the performance goals and the maximum award payable under the LTIP and to preserve for us the federal income tax deductibility of incentive compensation earned by Covered Employees.

Awards that will be paid under the LTIP if the plan is approved by the shareholders are currently paid under the Granite Construction Incorporated Amended and Restated 1999 Equity Incentive Plan in the form of performance units paid in restricted stock. The LTIP does not materially change the terms of the award program already in place, except that the list of performance targets has been expanded under the LTIP. Specifically, the LTIP does not increase the maximum shares (or share equivalents) that may be issued annually pursuant to restricted stock (or restricted stock unit awards) under the Equity Incentive Plan.

The LTIP is consistent with our emphasis on performance-based compensation and our current compensation philosophy. Moreover, the LTIP is intended to:

(a) align the interests of the participants and our shareholders and motivate participants toward superior performance;

(b) provide restricted stock or restricted stock unit awards based on long term results that are key to Granite’s successful operation;

(c) attract and retain the services of the employees upon whose judgment, interest and special effort the successful conduct of Granite’s operations is largely dependent; and

(d) preserve, to the extent possible, the tax-deductibility of executive compensation.

The principle features of the LTIP are summarized below, but the summary is qualified in its entirety by reference to the LTIP itself.

Summary of the Plan

The Compensation Committee, which is composed solely of outside directors, will administer and have the authority to interpret the LTIP as it applies to Covered Employees and other officer-level participants who are designated as participants in the LTIP by the Compensation Committee at the beginning of the applicable performance period. Within the first 90 days of each three-year performance period, the Compensation Committee will establish an individual target award for each participant designated by the Compensation Committee, including the Covered Employees. The target awards are established as a dollar amount and restricted stock awards or restricted stock unit awards are calculated by dividing the thirty-day average of Granite’s stock price (measured during the first 30 days of the final year of the applicable three-year performance period) into the dollar amount set forth in the target award; provided, however, that no more than 100,000 shares or share equivalents may be awarded to any Covered Employee in any calendar year. Subject to the foregoing maximum, actual awards may be paid at target, above target or below target depending on Granite’s financial performance.

The Compensation Committee reserves discretion under the LTIP to adjust downward individual target awards for the Covered Employees based on individual performance during the performance period; awards applicable to Covered Employees may not be adjusted upward. With respect to participants who are not Covered Employees, individual target awards may be adjusted up or down at the discretion of the Compensation Committee based on individual performance during the performance period.

An individual target award applicable to a Covered Employee may be based on any one or more of the following performance criteria. Each performance criteria may be used either alone or in any combination, which may be expressed with respect to Granite or one or more business or operating units, as the Compensation Committee may determine.

• Revenue	• economic value added	• return on equity
• operating income	• pre-tax profit	• net income
• gross margin	• net asset value	• gross income
• operating margin	• economic profit	• overhead
• earnings per share	• return on assets	• net operating assets
• return on capital	• return on net assets	• backlog
• gross profit margin	• return on invested capital	• return on stockholder equity
• net operating profits after taxes	• total shareholder return	• earnings before income tax (EBIT)
• cash flow and operating cash flow	• general and administrative costs
• operating income and adjusted operating income	• cost of capital and weighted average cost of capital
• safety incident rate (including total injury incident rate, OSHA recordable injury rate and lost time injury rate)	• earnings before income tax, depreciation and amortization (EBITDA)

At the end of each three-year performance period and before any award is paid to a Covered Employee, the Compensation Committee will be responsible for certifying performance with respect to the target awards and corresponding performance criteria and making final determinations of long term incentive payments for Covered Employees.

LTIP participants must be employed by Granite on the payment date in order to receive a bonus award payment. In the case of retirement, death, or disability, participants will receive a prorated award. Individual awards earned under the LTIP will be made in shares of restricted stock, or in restricted stock unit awards, issued under the Equity Incentive Plan. Restricted stock unit awards paid under the LTIP are eligible for deferral under, and in accordance with the terms and conditions of, the Granite Construction Incorporated Key Management Deferred Compensation Plan II.

At any time, the Board may suspend or terminate the LTIP and the Compensation Committee may amend the LTIP, subject to shareholder approval to the extent required under Section 162(m).

Vote Required and Board of Directors Recommendation

Approval of this proposal requires a number of votes “For” the proposal that represents a majority of the shares present or represented by proxy and entitled to vote at the annual meeting, with abstentions and broker non-votes each being counted as present for purposes of determining the presence of a quorum, abstentions having the same effect as a negative vote and broker non-votes having no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote “FOR” this proposal.

Ratification of Independent Registered Public Accounting Firm

The Audit/Compliance Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as Granite’s independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2010. PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand, have been our auditors since 1982.

A representative of PricewaterhouseCoopers LLP will be present at the annual meeting. He or she will be given the opportunity to make a statement if he or she desires and will be available to respond to appropriate shareholder questions.

Although ratification is not required by Granite’s bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. The vote of a majority of the shares present or represented by proxy and entitled to vote present at the annual meeting is required for approval of this proposal. If shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm, the Audit/Compliance Committee will reconsider the appointment. Even if the selection is ratified, the Audit/Compliance Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year it if determines that such a change would be in the best interest of Granite and our shareholders.

The Board of Directors unanimously recommends a vote “FOR” this proposal.

Shareholder Proposals to Be Presented
at the 2011 Annual Meeting

Under Granite’s bylaws, director nominations and proposals for other business to be presented at the annual shareholder meeting by a shareholder may be made only if that shareholder is entitled to vote at the meeting, gave the required notice, and was a shareholder of record at the time when he or she gave the required notice. In addition, matters other than nominations for election to the Board must conform to statutory requirements under the Delaware General Corporation Law.

The required notice must be in writing, must contain the information specified in our bylaws, and must be received at our principal executive offices not less than 120 days prior to the first anniversary of the date the proxy statement for the preceding year’s annual meeting of shareholders was released to shareholders. If no meeting was held in the previous year, the date of the annual meeting is changed by more than 30 calendar days from the previous year, or in the event of a special meeting, to be on time, the notice must be delivered by the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made.

Separate from the notice, SEC rules entitle a shareholder to require us to include certain shareholder proposals in Granite’s proxy materials. However, those rules do not require us to include a nomination for election to the Board (or any other office) or set limits on the content of a shareholder proposal. We are also not required to include eligibility, timeliness, and other requirements (including a requirement that before a shareholder can submit his or her proposal, he or she must have continuously held at least $2,000 in market value or 1% of our common stock for at least one year).

Pursuant to Granite’s bylaws and SEC rules, to be considered for inclusion in Granite’s proxy statement for presentation at our 2011 annual shareholder meeting, all shareholder proposals must be received by our Secretary at Granite’s principal executive offices on or before the close of business on Friday, November 26, 2010.

Other Matters

As of the date of this proxy statement, the only matters that management intends to present or knows that others will present at the meeting have been included in this proxy statement. If any other matters are properly presented at the meeting, or any adjournment, the persons named in the proxy card will vote the represented shares using their best judgment.

Dated: March 26, 2010	Michael Futch Vice President, General Counsel and Secretary

Granite Construction Incorporated 2009
Employee Stock Purchase Plan

Adopted by the Board of Directors November 5th, 2009
Approved by Stockholders May   , 2010

1.	Purpose.

(a) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(c) The Plan is intended to permit the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

2.	Definitions.

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means a committee appointed by the Board in accordance with Section 3(c) of the Plan.

(d) “Common Stock” means the common stock of the Company.

(e) “Company” means Granite Construction Incorporated, a Delaware corporation.

(f) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

APPENDIX A

1

(g) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) an acquisition, consolidation, or merger of the Company with or into any other corporation or corporations, unless the stockholders of the Company retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the surviving or acquiring corporation or corporations;

(ii) the sale, exchange, or transfer of all or substantially all of the assets of the Company to a transferee other than a corporation or partnership controlled by the Company or the stockholders of the Company; or

(iii) a transaction or series of related transactions in which stock of the Company representing more than thirty percent (30%) of the outstanding voting power of the Company is sold, exchanged, or transferred to any single person or affiliated persons leading to a change of a majority of the members of the Board.

(h) “Director” means a member of the Board.

(i) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(j) “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. Neither service as a Director nor payment of a director’s fee shall be sufficient to make an individual an Employee of the Company or a Related Corporation.

(k) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any relevant date, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) on the relevant date on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the

APPENDIX A

2

Committee, in its discretion. If, on such date, there is no public market for the Stock, the Fair Market Value of a share of Stock shall be as determined by the Board.

(n) “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(o) “Offering Date” means a date selected by the Board for an Offering to commence.

(p) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(q) “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(r) “Plan” means this Granite Construction Incorporated 2009 Employee Stock Purchase Plan.

(s) “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(t) “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(u) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(v) “Related Corporation” means any present or future “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(w) “Securities Act” means the Securities Act of 1933, as amended.

(x) “Trading Day” means any day the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Common Stock, is open for trading.

APPENDIX A

3

3.	Administration.

(a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii) To designate from time to time which Related Corporations shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase rights granted under it.

(v) To amend the Plan as provided in Section 15.

(vi) To terminate the Plan as provided in Section 16.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c) The Board may delegate administration of the Plan to a Committee of the Board composed of one (1) or more members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board or the Committee, as the case may be.

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(d) All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	Shares of Common Stock Subject to the Plan.

(a) Subject to the provisions of Section 14 relating to adjustments upon changes in securities, the aggregate number of shares of Common Stock that may be sold pursuant to Purchase Rights shall not exceed 2,200,000 shares of Common Stock. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

(b) The shares of Common Stock purchasable under the Plan shall be shares of authorized but unissued or reacquired shares of Common Stock, including shares repurchased by the Company on the open market.

5.	Grant of Purchase Rights; Offering.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

(c) The Board shall have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on any Purchase Date within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on

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the Offering Date for the Offering, then (i) that Offering shall terminate immediately following the purchase of shares of Common Stock on such Purchase Date, and (ii) Participants in the terminated Offering automatically shall be enrolled in the Offering that commences immediately after such Purchase Date.

6.	Eligibility.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 3(b), to Employees of a Related Corporation. Except as provided in Section 6(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

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(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.	Purchase Rights; Purchase Price.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%), of such Employee’s Earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b) The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

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(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8.	Participation; Withdrawal; Termination.

(a) A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s Earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

(c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

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(d) Purchase Rights shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 13 and, during a Participant’s lifetime, shall be exercisable only by such Participant.

(e) Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

9.	Exercise.

(a) On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. Fractional shares may be issued upon the exercise of Purchase Rights.

(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from the next Offering, as provided in Section 8(b), or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering without interest.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date in no event shall be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such

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deductions have been used to acquire shares of Common Stock) shall be distributed to the Participants without interest.

10.	Covenants of the Company.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.	Use of Proceeds From Shares of Common Stock.

Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

12.	Rights as a Stockholder.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

13.	Designation of Beneficiary.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.

(b) The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no

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spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.	Adjustments Upon Changes in Securities; Corporate Transactions.

(a) If any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 4(a), and the outstanding Purchase Rights shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b) In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not continue or assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then, the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under the ongoing Offering, and the Participants’ Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

15.	Amendment of the Plan.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.

(b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the

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regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Purchase Rights into compliance therewith.

(c) The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, or (ii) as necessary to comply with any laws or governmental regulations (including, without limitation, the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans).

16.	Termination or Suspension of the Plan.

(a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Any benefits, privileges, entitlements and obligations under any Purchase Rights while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations, or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights comply with the requirements of Section 423 of the Code.

17.	Effective Date of Plan.

The Plan shall become effective as determined by the Board, but no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

18.	Miscellaneous Provisions.

(a) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

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(b) The provisions of the Plan shall be governed by the laws of the State of California without resort to that state’s conflicts of laws rules.

GRANITE CONSTRUCTION INCORPORATED

/s/  WILLIAM G. DOREY

By:	William G. Dorey

Title:	Chief Executive Officer

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Granite Construction Incorporated
Annual Incentive Plan
(As Adopted by the Board of Directors Effective January 1, 2010)
(Approved by Stockholders May   , 2010)

1.	Establishment; Purpose; Term of Plan

1.1 Establishment. The Plan was established by the Board effective January 1, 2010.

1.2 Purpose. The purpose of the Plan is to align the interests of Participants and Company shareholders and to motivate Participants toward superior performance. The Plan is intended to provide annual cash incentives based on short term results that are key to the successful operation of the Company. The Plan also is intended to enable the Company to attract and retain the services of employees upon whose judgment, interest and special effort the successful conduct of the Company’s operations is largely dependent.

1.3 Term of Plan. The Plan will become effective upon approval by the shareholders of the Company. No Awards may be paid to any Participant prior to the date of such approval. The approval of the Plan by the shareholders of the Company does not limit the power of the Company, the Board or the Compensation Committee to adopt other compensation plans or arrangements for any or all of the Employees, including plans or arrangements which provide for payments that do not qualify as performance-based compensation under section 162(m) of the Code. The Plan shall continue until terminated in connection with Section 14 hereof.

2.	Definitions and Construction

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Cause” means the occurrence of any of the following: (i) the Participant’s theft, dishonesty, misconduct, breach of fiduciary duty for personal profit, or falsification of any documents or records of the Company; (ii) the Participant’s material failure to abide by the code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct) of the Company; (iii) misconduct by the Participant within the scope of Section 304 of the Sarbanes-Oxley Act of 2002 as a result of which of the Company is required to prepare an accounting restatement; (iv) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company (including, without limitation, the Participant’s improper use or disclosure of the confidential or proprietary information of the Company); (v) any intentional act by the Participant which has a material detrimental effect on the reputation or business

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of the Company; (vi) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (vii) any material breach by the Participant of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and the Company, which breach is not cured pursuant to the terms of such agreement; or (viii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the Compensation Committee of the Board; provided, however, that the Committee shall consist solely of two or more “outside directors”, in conformance with Section 162(m) of the Code.

(e) “Company” means Granite Construction Incorporated, a Delaware corporation and each present or future parent and subsidiary corporation or other business entity thereof.

(f) “Covered Employee” means an eligible Participant designated by the Committee who is, or is expected to be, a “covered employee” within the meaning of Section 162(m) for the Plan Year for which an award is payable hereunder.

(g) “Disability” means the Participant’s permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(h) “Individual Target Award” means the target award established for each Participant under Section 6, which shall be a percentage of the Participant’s base salary or a fixed dollar amount, as determined by the Committee.

(i) “Participant” means an employee specifically designated as a Participant for a Plan Year under Section 4.

(j) “Payment Date” means the date following the conclusion of a Plan Year on which the Committee certifies that applicable Performance Goals have been satisfied and authorizes payment of corresponding awards.

(k) “Performance Goals” has the meaning set forth in Section 6.1 hereof.

(l) “Plan” means the Granite Construction Incorporated Annual Incentive Plan.

(m) “Plan Year” means the fiscal year of the Company.

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(n) “Section 162(m)” means Section 162(m) of the Code and regulations promulgated thereunder, as may be amended from time to time.

(o) “Retirement” means termination of employment after attaining the age of 55 and after at least ten (10) years of service with the Company or after attaining the age of 65 and after at least five (5) years of service with the Company.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, words in the masculine gender, when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	Administration

3.1 The Committee shall have full power and authority, subject to the provisions of the Plan, (i) to designate employees as Participants, (ii) to add and delete employees from the list of designated Participants, (iii) to establish Individual Target Awards for Participants, (iv) to establish performance goals upon achievement of which the Individual Target Awards will be based, and (v) to take all action in connection with the foregoing or in relation to the Plan as it deems necessary or advisable. Decisions and selections of the Committee shall be made by a majority of its members and, if made pursuant to the provisions of the Plan, shall be final.

3.2 Notwithstanding the foregoing, the Committee may delegate to the Chief Executive Officer (the “CEO”) the power and authority, subject to the provisions of the Plan, (i) to designate employees who are not Covered Employees as Participants, (ii) to recommend Covered Employees to the Committee for designation as Participants; provided that the Committee shall review and approve Covered Employees as Plan Participants recommended by the CEO, (iii) to add and delete employees who are not Covered Employees from the list of designated Participants, (iv) to establish Individual Target Awards and performance goals upon achievement of which such Individual Target Awards will be based for Participants who are not Covered Employees, and (v) to review and approve, modify or disapprove, or otherwise adjust or determine the amount, if any, to be paid to Participants who are not Covered Employees for the applicable Plan Year based on such Participants’ performance goals and individual performance. In addition to the forgoing, the CEO may further delegate his authority to other executive officers of the Company, except that the CEO may not delegate his authority to recommend Covered Employees to the Committee for designation as Participants. References to the Committee herein shall include references to the CEO and his designees to the extent that the Committee has delegated power and authority under the Plan to the CEO and to the extent that the CEO has further delegated power and authority under the Plan to other executive officers of the Company.

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3.3 The Committee may promulgate such rules and regulations as it deems necessary for the proper administration of the Plan and the CEO (but not his designees) may promulgate rules and regulations as he deems necessary for the proper administration of the Plan with respect to Participants who are not Covered Employees. The Committee may interpret the provisions and supervise the administration of the Plan, and take all action in connection therewith or in relation to the Plan as it deems necessary or advisable. The interpretation and construction by the Committee of any provision of the Plan or of any award shall be final.

4.	Participation

Only employees of the Company designated as Participants by the Committee are eligible under the Plan. Participation in the Plan in one Plan Year is not a guarantee of participation in a future Plan Year.

5.	Individual Target Awards for Participants

At the beginning of each Plan Year, the Committee shall establish an Individual Target Award for each Participant. An Individual Target Award shall only be a target and the amount of the target may or may not be paid to the Participant. Establishment of an Individual Target Award for an employee for any Plan Year shall not imply or require that an Individual Target Award or an Individual Target Award at any specified level will be set for any subsequent year. The amount of any actual award paid to any Participant may be greater or less than this target. As set forth in Section 7.4 below (but subject to the limitations applicable to Covered Employees contained in Section 8), the actual award may be increased or decreased, including to zero, as determined by the Committee in its discretion for any Plan Year. 1.

6.	Basis of Awards

6.1 Performance Goals. The Committee shall establish measures, which may include financial and non-financial objectives (“Performance Goals”) for the Company. These Performance Goals shall be determined by the Committee in advance of each Plan Year or within such period as may be permitted by the regulations issued under Section 162(m), and to the extent that awards are paid to Covered Employees, the performance criteria to be used shall be any of the following, either alone or in any combination, which may be expressed with respect to the Company or one or more business or operating units, as the Committee may determine: revenue, operating income, pre-tax profit, net income, gross margin, operating margin, earnings per share, return on stockholder equity, return on capital, return on net assets, economic value added, cash flow and operating cash flow, net operating profits after taxes, net asset value, cost of capital and weighted average cost of capital, economic profit, return on assets, earnings before income tax, depreciation and amortization (EBITDA), earnings before income tax (EBIT), return on equity, operating income and adjusted operating income, gross income, return on invested capital, overhead, net operating assets, general and administrative costs, safety incident rate (including total injury incident rate, OSHA

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recordable injury rate and lost time injury rate), total shareholder return, gross profit margin and backlog.

6.2 Adjustment of Performance Goals. Performance Goals may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more Performance Goals. In addition, Performance Goals may be based upon the attainment of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. The Committee shall specify the manner of adjustment of any Performance Goal to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction, but only to the extent such adjustments would be permitted under Section 162(m).

6.3 Performance Goals related to More than One Operating Unit of the Company. Awards may be based on performance against objectives for more than one business or operating unit of the Company. For example, awards for corporate management may be based on overall corporate performance against objectives, but awards for a business unit’s management may be based on a combination of corporate, business unit and sub-unit performance against objectives.

6.4 Individual Performance. Subject to the limitations set forth in Section 8 below, individual performance of each Participant may be measured and used in determining awards under the Plan.

7.	Award Determination

7.1 Award Determined by Committee. After any Plan Year for which an Individual Target Award is established for a Participant under the Plan, the Committee shall review and approve, modify or disapprove the amount, if any, to be paid to the Participant for the Plan Year. The amount paid shall be the Individual Target Award adjusted to reflect both the results against the Participant’s Performance Goals and the Participant’s individual performance. All awards are subject to adjustment at the sole discretion of the Committee.

7.2 Financial and Non-Financial Performance. Individual Target Award amounts may be modified based on the achievement of financial and non-financial objectives by the Company and relevant business or operating units and/or sub-units of the Company. Performance results against objectives shall be reviewed and approved by the Committee in accordance with Section 6.2 above, as applicable.

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7.3 Individual Performance. Any Individual Target Award, adjusted to reflect financial performance, may be further adjusted with the review and approval of the Committee to give full weight to the Participant’s individual performance during the Plan Year.

7.4 Overall Effect. The combination of any financial performance adjustment and individual performance adjustment may increase the amount paid under the Plan to a Participant for any Plan Year as determined by the Committee, and may reduce any amount payable including to zero, subject to Section 8.

8.	Procedures Applicable to Covered Employees

8.1 Awards under the Plan to Participants who are Covered Employees shall be subject to preestablished Performance Goals as set forth in this Section 8. Notwithstanding the provisions of Section 7.3 above, the Committee shall not have discretion to modify the terms of awards to such Participants except as specifically set forth in this Section 8.

8.2 At the beginning of a Plan Year, the Committee shall establish Individual Target Awards for such of the Participants who may be Covered Employees, payment of which shall be conditioned upon satisfaction of specific Performance Goals for the Plan Year established by the Committee in writing in advance of the Plan Year, or within such period as may be permitted by regulations issued under Section 162(m). The Performance Goals established by the Committee shall be based on one or more of the criteria set forth in Section 6.1 above. The extent, if any, to which an award will be payable will be based upon the degree of achievement of the Performance Goals in accordance with a pre-established objective formula or standard as determined by the Committee. The application of the objective formula or standard to the Individual Target Award will determine whether the Covered Employee’s award for the Plan Year is greater than, equal to or less than the Participant’s Individual Target Award. To the extent that the minimum Performance Goals are satisfied or surpassed, and upon written certification by the Committee that the Performance Goals have been satisfied to a particular extent, payment of the award shall be made as soon as reasonably practicable after the Payment Date in accordance with the objective formula or standard applied to the Individual Target Award unless the Committee determines, in its sole discretion, to reduce or eliminate the payment to be made.

8.3 Notwithstanding any other provision of the Plan, the maximum award payable to any Participant who is a Covered Employee for any Plan Year shall not exceed $2,500,000.

9.	Payment of Awards

An award under the Plan shall be paid in cash in a single sum to the Participant as soon as reasonably practicable after Payment Date, unless the Participant elects to defer his or her award pursuant to the terms and conditions of the Company’s Key

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Management Deferred Compensation Plan II (the “NQDC”) and in compliance with Section 409A of the Code. To the extent that an award is not deferred under the NQDC, such award shall be paid no later than the later of two and one-half months following the end of the Plan Year or the end of calendar year in which the Payment Date occurs.

10.	Employment on Payment Date

10.1 Except as provided in Section 10.2 below, no award shall be made to any Participant who is not an active employee of the Company on the Payment Date. Notwithstanding any other provision of this Section 10 to the contrary, any pro-rata award that the Committee in its sole and absolute discretion, may make to a Covered Employee upon a circumstance that is not death or Disability, shall be based on the attainment of the pre-established Performance Goals designated for the applicable performance period under Section 8 above.

10.2 Death, Disability or Retirement. If the Participant’s service is terminated by reason of the death, Disability or Retirement of the Participant before the end of the Plan Year, the Participant shall be entitled to receive payment of a prorated award. The award shall be prorated on the basis of the ratio the numerator of which is the number of months of the Participant’s service during the Plan Year and the denominator of which is twelve.

11.	Withholding Taxes

Whenever the payment of an award is made, such payment shall be net of an amount sufficient to satisfy federal, state and local income and employment tax withholding requirements and authorized deductions.

12.	Employment Rights

Neither the Plan nor designation as a Plan Participant shall be deemed to give any individual a right to remain employed by the Company. The Company reserves the right to terminate the employment of any employee at any time, with or without cause or for no cause, subject only to a written employment contract (if any).

13.	Nonassignment; Participants Are General Creditors

13.1 The interest of any Participant under the Plan shall not be assignable either by voluntary or involuntary assignment or by operation of law (except by designation of a beneficiary or beneficiaries to the extent allowed under the NQDC with respect to amounts deferred under Section 9) and any attempted assignment shall be null, void and of no effect.

13.2 Amounts paid under the Plan shall be paid from the general funds of the Company, and each Participant shall be no more than an unsecured general creditor of the Company with no special or prior right to any assets of the Company for payment of

APPENDIX B

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any obligations hereunder. Nothing contained in the Plan shall be deemed to create a trust of any kind for the benefit of any Participant, or create any fiduciary relationship between the Company and any Participant with respect to any assets of the Company.

14.	Amendment Or Termination

The Board may terminate or suspend the Plan at any time. The Committee may amend the Plan at any time; provided that (i) to extent required under Section 162(m), the Plan will not be amended without prior approval of the Company’s stockholders, and (ii) no amendment shall retroactively and adversely affect the payment of any award previously made.

15.	Successors and Assigns

This Plan shall be binding on the Company and its successors or assigns.

16.	Interpretation and Severability

The Plan is intended to comply with Section 162(m), and all provisions contained herein shall be construed and interpreted in a manner to so comply. In case any one or more of the provisions contained in the Plan shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan, but the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

IN WITNESS WHEREOF, the undersigned officer of the Company certifies that the foregoing sets forth the Granite Construction Incorporated Annual Incentive Plan as duly adopted by the Board on November 5, 2009.

GRANITE CONSTRUCTION INCORPORATED

/s/  WILLIAM G. DOREY

By:	William G. Dorey

Title:	Chief Executive Officer

APPENDIX B

8

Granite Construction Incorporated
Long Term Incentive Plan
(As Adopted by the Board of Directors Effective January 1, 2010)
(Approved by Stockholders May   , 2010)

1.	Establishment; Purpose; Term of Plan

1.1 Establishment. The Plan was established by the Board effective January 1, 2010.

1.2 Purpose. The purpose of the Plan is to align the interests of Participants and Company shareholders and to motivate Participants toward superior performance. The Plan is intended to provide restricted stock or restricted stock unit awards based on long term results that are key to the successful operation of the Company. The Plan also is intended to enable the Company to attract and retain the services of employees upon whose judgment, interest and special effort the successful conduct of the Company’s operations is largely dependent.

1.3 Term of Plan. The Plan will become effective upon approval by the shareholders of the Company. No restricted stock or restricted stock unit awards may be issued to any Participant prior to the date of such approval. The approval of the Plan by the shareholders of the Company does not limit the power of the Company, the Board or the Compensation Committee to adopt other compensation plans or arrangements for any or all of the Employees, including plans or arrangements which provide for payments that do not qualify as performance-based compensation under section 162(m) of the Code. The Plan shall continue until terminated in connection with Section 14 hereof.

2.	Definitions and Construction

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Cause” means the occurrence of any of the following: (i) the Participant’s theft, dishonesty, misconduct, breach of fiduciary duty for personal profit, or falsification of any documents or records of the Company; (ii) the Participant’s material failure to abide by the code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct) of the Company; (iii) misconduct by the Participant within the scope of Section 304 of the Sarbanes-Oxley Act of 2002 as a result of which of the Company is required to prepare an accounting restatement; (iv) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company (including, without limitation, the Participant’s improper use or disclosure of the confidential or proprietary information of the Company); (v) any intentional act

APPENDIX C

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by the Participant which has a material detrimental effect on the reputation or business of the Company; (vi) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (vii) any material breach by the Participant of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and the Company, which breach is not cured pursuant to the terms of such agreement; or (viii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the Compensation Committee of the Board; provided, however, that the Committee shall consist solely of two or more “outside directors”, in conformance with Section 162(m) of the Code.

(e) “Company” means Granite Construction Incorporated, a Delaware corporation and each present or future parent and subsidiary corporation or other business entity thereof.

(f) “Covered Employee” means an eligible Participant designated by the Committee who is, or is expected to be, a “covered employee” within the meaning of Section 162(m) for the Performance Period for which an award is payable hereunder.

(g) “Disability” means the Participant’s permanent and total disability within the meaning of Section 22(e)(3) of the Code..

(h) “Individual Target Award” means the target award established for each Participant under Section 5, which shall be a percentage of the Participant’s base salary or a fixed dollar amount, as determined by the Committee.

(i) “Participant” means an employee specifically designated as a Participant for a Performance Period under Section 4.

(j) “Payment Date” means the date following the conclusion of a Performance Period on which the Committee certifies that applicable Performance Goals have been satisfied and authorizes payment of corresponding awards.

(k) “Performance Goals” has the meaning set forth in Section 6.1 hereof.

(l) “Performance Period” means three consecutive fiscal years of the Company.

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2

(m) “Plan” means the Granite Construction Incorporated Long Term Incentive Plan.

(n) “Section 162(m)” means Section 162(m) of the Code and regulations promulgated thereunder, as may be amended from time to time.

(o) “Retirement” means termination of employment after attaining the age of 55 and after at least ten (10) years of service with the Company or after attaining the age of 65 and after at least five (5) years of service with the Company.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, words in the masculine gender, when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	Administration

3.1 The Committee shall have full power and authority, subject to the provisions of the Plan, (i) to designate employees as Participants, (ii) to add and delete employees from the list of designated Participants, (iii) to establish Individual Target Awards for Participants, (iv) to establish performance goals upon achievement of which the Individual Target Awards will be based, and (v) to take all action in connection with the foregoing or in relation to the Plan as it deems necessary or advisable. Decisions and selections of the Committee shall be made by a majority of its members and, if made pursuant to the provisions of the Plan, shall be final.

3.2 Notwithstanding the foregoing, the Committee may delegate to the Chief Executive Officer (the “CEO”) the power and authority, subject to the provisions of the Plan, (i) to designate employees who are not Covered Employees as Participants, (ii) to recommend Covered Employees to the Committee for designation as Participants; provided that the Committee shall review and approve Covered Employees as Plan Participants recommended by the CEO, (iii) to add and delete employees who are not Covered Employees from the list of designated Participants, (iv) to establish Individual Target Awards and performance goals upon achievement of which such Individual Target Awards will be based for Participants who are not Covered Employees, and (v) to review and approve, modify or disapprove, or otherwise adjust or determine the amount, if any, to be paid to Participants who are not Covered Employees for the applicable Performance Period based on such Participants’ performance goals and individual performance. In addition to the forgoing, the CEO may further delegate his authority to other executive officers of the Company, except that the CEO may not delegate his authority to recommend Covered Employees to the Committee for designation as Participants. References to the Committee herein shall include references to the CEO and his designees to the extent that the Committee has delegated power and authority

APPENDIX C

3

under the Plan to the CEO and to the extent that the CEO has further delegated power and authority under the Plan to other executive officers of the Company.

3.3 The Committee may promulgate such rules and regulations as it deems necessary for the proper administration of the Plan and the CEO (but not his designees) may promulgate rules and regulations as he deems necessary for the proper administration of the Plan with respect to Participants who are not Covered Employees. The Committee may interpret the provisions and supervise the administration of the Plan, and take all action in connection therewith or in relation to the Plan as it deems necessary or advisable. The interpretation and construction by the Committee of any provision of the Plan or of any award shall be final.

4.	Participation

Only employees of the Company designated as Participants by the Committee are eligible under the Plan. Participation in the Plan in one Performance Period is not a guarantee of participation in a future Performance Period.

5.	Individual Target Awards for Participants

At the beginning of each Performance Period, the Committee shall establish an Individual Target Award for each Participant. An Individual Target Award shall only be a target and the amount of the target may or may not be paid to the Participant. Establishment of an Individual Target Award for an employee for any Performance Period shall not imply or require that an Individual Target Award or an Individual Target Award at any specified level will be set for any subsequent Performance Period. The actual restricted stock or restricted stock unit award issued to any Participant may be greater or less than this target. As set forth in Section 7.4 below (but subject to the limitations applicable to Covered Employees contained in Section 8), the actual award may be increased or decreased, including to zero, as determined by the Committee in its discretion for any Performance Period.

6.	Basis of Awards

6.1 Performance Goals. The Committee shall establish measures, which may include financial and non-financial objectives (“Performance Goals”) for the Company. These Performance Goals shall be determined by the Committee in advance of each Performance Period or within such period as may be permitted by the regulations issued under Section 162(m), and to the extent that restricted stock or restricted stock unit awards are issued to Covered Employees, the performance criteria to be used shall be any of the following, either alone or in any combination, which may be expressed with respect to the Company or one or more business or operating units, as the Committee may determine: revenue, operating income, pre-tax profit, net income, gross margin, operating margin, earnings per share, return on stockholder equity, return on capital, return on net assets, economic value added, cash flow and operating cash flow, net operating profits after taxes, net asset value, cost of capital and weighted average cost of

APPENDIX C

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capital, economic profit, return on assets, earnings before income tax, depreciation and amortization (EBITDA), earnings before income tax (EBIT), return on equity, operating income and adjusted operating income, gross income, return on invested capital, overhead, net operating assets, general and administrative costs, safety incident rate (including total injury incident rate, OSHA recordable injury rate and lost time injury rate), total shareholder return, gross profit margin, and backlog.

6.2 Adjustment of Performance Goals. Performance Goals may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more Performance Goals. In addition, Performance Goals may be based upon the attainment of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. The Committee shall specify the manner of adjustment of any Performance Goal to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction but only to the extent such adjustments would be permitted under Section 162(m).

6.3 Performance Goals related to More than One Operating Unit of the Company. Awards may be based on performance against objectives for more than one business or operating unit of the Company. For example, awards for corporate management may be based on overall corporate performance against objectives, but awards for a business unit’s management may be based on a combination of corporate, business unit and sub-unit performance against objectives.

6.4 Individual Performance. Subject to the limitations set forth in Section 8 below, individual performance of each Participant may be measured and used in determining awards under the Plan.

7.	Award Determination

7.1 Award Determined by Committee. After any Performance Period for which an Individual Target Award is established for a Participant under the Plan, the Committee shall review and approve, modify or disapprove the number of restricted stock or restricted stock unit awards, if any, to be paid to the Participant for the Performance Period. The amount paid shall be the Individual Target Award adjusted to reflect both the results against the Participant’s Performance Goals and the Participant’s individual performance. All awards are subject to adjustment at the sole discretion of the Committee.

APPENDIX C

5

7.2 Financial and Non-Financial Performance. Individual Target Award amounts may be modified based on the achievement of financial and non-financial objectives by the Company and relevant business or operating units and/or sub-units of the Company. Performance results against objectives shall be reviewed and approved by the Committee in accordance with Section 6.2 above, as applicable.

7.3 Individual Performance. Any Individual Target Award, adjusted to reflect financial performance, may be further adjusted with the review and approval of the Committee to give full weight to the Participant’s individual performance during the Performance Period.

7.4 Overall Effect. The combination of any financial performance adjustment and individual performance adjustment may increase the amount paid under the Plan to a Participant for any Performance Period as determined by the Committee, and may reduce any amount payable including to zero, subject to Section 8.

8.	Procedures Applicable to Covered Employees

8.1 Restricted stock or restricted stock unit awards issued under the Plan to Participants who are Covered Employees shall be subject to preestablished Performance Goals as set forth in this Section 8. Notwithstanding the provisions of Section 7.3 above, the Committee shall not have discretion to modify the terms of awards to such Participants except as specifically set forth in this Section 8.

8.2 At the beginning of a Performance Period, the Committee shall establish Individual Target Awards for such of the Participants who may be Covered Employees, payment of which shall be conditioned upon satisfaction of specific Performance Goals for the Performance Period established by the Committee in writing in advance of the Performance Period, or within such period as may be permitted by regulations issued under Section 162(m). The Performance Goals established by the Committee shall be based on one or more of the criteria set forth in Section 6.1 above. The extent, if any, to which restricted stock or restricted stock unit awards will be issued will be based upon the degree of achievement of the Performance Goals in accordance with a pre-established objective formula or standard as determined by the Committee. The application of the objective formula or standard to the Individual Target Award will determine whether the Covered Employee’s award for the Performance Period is greater than, equal to or less than the Participant’s Individual Target Award. To the extent that the minimum Performance Goals are satisfied or surpassed, and upon written certification by the Committee that the Performance Goals have been satisfied to a particular extent, issuance of restricted stock or restricted stock unit awards shall be made as soon as reasonably practicable after the Payment Date in accordance with the objective formula or standard applied to the Individual Target Award unless the Committee determines, in its sole discretion, to reduce or eliminate the award to be issued.

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6

8.3 Notwithstanding any other provision of the Plan, the maximum number of shares subject to any restricted stock or restricted stock unit award issuable to any Participant who is a Covered Employee for any Performance Period shall not exceed 100,000 shares of Company common stock.

9.	Issuance of Awards

9.1 An award under the Plan shall be a restricted stock or restricted stock unit award issued to the Participant as soon as reasonably practicable after Payment Date, unless the Participant’s award is a restricted stock unit award and the Participant elects to defer his or her restricted stock unit award pursuant to the terms and conditions of the Company’s Key Management Deferred Compensation Plan II (the “NQDC”) and in compliance with Section 409A of the Code. To the extent that an award is a restricted stock award or a restricted stock unit award that is not deferred under the NQDC, such award shall be issued no later than the later of two and one-half months following the end of the Performance Period or the end of calendar year in which the Payment Date occurs.

9.2 Restricted stock awards and restricted stock unit awards shall be issued pursuant to the terms and conditions of the Company’s Amended and Restated 1999 Equity Incentive Plan and any award agreement issued thereunder.

10.	Employment on Payment Date

10.1 Except as provided in Section 10.2 below, no award shall be issued to any Participant who is not an active employee of the Company on the Payment Date. Notwithstanding any other provision of this Section 10 to the contrary, any pro-rata award that the Committee in its sole and absolute discretion, may make to a Covered Employee upon a circumstance that is not death or Disability, shall be based on the attainment of the pre-established Performance Goals designated for the applicable performance period under Section 8 above.

10.2 Death, Disability or Retirement. If the Participant’s service is terminated by reason of the death, Disability or Retirement of the Participant before the end of the Performance Period, the Participant shall be entitled to receive payment of a prorated award. The award shall be prorated on the basis of the ratio of number of months of the Participant’s service during the Performance Period to the total number of months in the Performance Period.

11.	Withholding Taxes

To the extent required by applicable law, whenever the payment of an award is made, such payment shall be net of an amount sufficient to satisfy federal, state and local income and employment tax withholding requirements and authorized deductions.

APPENDIX C

7

12.	Employment Rights

Neither the Plan nor designation as a Plan Participant shall be deemed to give any individual a right to remain employed by the Company. The Company reserves the right to terminate the employment of any employee at any time, with or without cause or for no cause, subject only to a written employment contract (if any).

13.	Nonassignment; Participants are General Creditors

13.1 The interest of any Participant under the Plan shall not be assignable either by voluntary or involuntary assignment or by operation of law (except by designation of a beneficiary or beneficiaries to the extent allowed under the NQDC with respect to amounts deferred under Section 9.1) and any attempted assignment shall be null, void and of no effect.

13.2 Amounts paid under the Plan shall be paid from the general funds of the Company, and each Participant shall be no more than an unsecured general creditor of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder. Nothing contained in the Plan shall be deemed to create a trust of any kind for the benefit of any Participant, or create any fiduciary relationship between the Company and any Participant with respect to any assets of the Company.

14.	Amendment or Termination

The Board may terminate or suspend the Plan at any time. The Committee may amend the Plan at any time; provided that (i) to extent required under Section 162(m), the Plan will not be amended without prior approval of the Company’s stockholders, and (ii) no amendment shall retroactively and adversely affect the payment of any award previously made.

15.	Successors and Assigns

This Plan shall be binding on the Company and its successors or assigns.

16.	Interpretation and Severability

The Plan is intended to comply with Section 162(m), and all provisions contained herein shall be construed and interpreted in a manner to so comply. In case any one or more of the provisions contained in the Plan shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan, but the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

APPENDIX C

8

IN WITNESS WHEREOF, the undersigned officer of the Company certifies that the foregoing sets forth the Granite Construction Incorporated Long Term Incentive Plan as duly adopted by the Board on November 5, 2009.

GRANITE CONSTRUCTION INCORPORATED

/s/  WILLIAM G. DOREY

By:	William G. Dorey

Title:	Chief Executive Officer

APPENDIX C

9

GRANITE CONSTRUCTION INCORPORATED
2716 SO. GRANITE COURT
FRESNO,  CA 93706
ATTN:   BRITTANY SHILLING
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following proposal (s):

1.	Election of Directors	For	Against	Abstain

1a	William G. Dorey	☐	☐	☐

1b	Rebecca A. McDonald	☐	☐	☐			For	Against	Abstain

1c	William H. Powell	☐	☐	☐	5.	To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm for the fiscal year ending December 31, 2010	☐	☐	☐

1d	Claes G. Bjork	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal (s):		For	Against	Abstain	NOTE: To consider such other matters properly brought before the meeting or any adjournment thereof.

2.	To act upon a proposal to approve the Granite Construction Incorporated Employee Stock Purchase Plan	☐	☐	☐

3.	To act upon a proposal to approve the Granite Construction Incorporated Annual Incentive Plan	☐	☐	☐

4.	To act upon a proposal to approve the Granite Construction Incorporated Long Term Incentive Plan	☐	☐	☐

		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, Form 10-K is/are available at www.proxyvote.com.

GRANITE CONSTRUCTION INCORPORATED
Annual Meeting of Shareholders
May 7, 2010 10:30 AM
This proxy is solicited by the Board of Directors
The shareholder(s) hereby appoint(s) William G. Dorey and LeAnne M. Stewart and each of them with full power of substitution to represent and to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED which the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:30 AM, PDT on May 7, 2010, at the Embassy Suites 1441 Canyon Del Rey Seaside, CA 93955, and any adjournment or postponement thereof (1) as specified upon the proposals listed on the reverse side of this card and as more particularly described in Granite’s Proxy Statement dated March 26, 2010, and (2) in their discretion upon such other matters as may properly come before the meeting.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in favor of all proposals.

Continued and to be signed on reverse side

GRANITE CONSTRUCTION INCORPORATED
2716 SO. GRANITE COURT
FRESNO,  CA 93706
ATTN:   BRITTANY SHILLING
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following proposal (s):

1.	Election of Directors	For	Against	Abstain

1a	William G. Dorey	☐	☐	☐

1b	Rebecca A. McDonald	☐	☐	☐			For	Against	Abstain

1c	William H. Powell	☐	☐	☐	5.	To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm for the fiscal year ending December 31, 2010	☐	☐	☐

1d	Claes G. Bjork	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal (s):		For	Against	Abstain	NOTE: To consider such other matters properly brought before the meeting or any adjournment thereof.

2.	To act upon a proposal to approve the Granite Construction Incorporated Employee Stock Purchase Plan	☐	☐	☐

3.	To act upon a proposal to approve the Granite Construction Incorporated Annual Incentive Plan	☐	☐	☐

4.	To act upon a proposal to approve the Granite Construction Incorporated Long Term Incentive Plan	☐	☐	☐

		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name (s) appear (s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, Form 10-K is/are available at www.proxyvote.com.

GRANITE CONSTRUCTION INCORPORATED
Annual Meeting of Shareholders
May 7, 2010 10:30 AM
This proxy is solicited by the Board of Directors
The shareholder(s) hereby direct(s) Union Bank of California, N.A. as Trustee of the Granite Construction Employee Stock Ownerhip Plan (the “Plan”) to vote all of the allocated shares of stock of GRANITE CONSTRUCTION INCORPORATED beneficially held for me by the Trust at Granite’s Annual Meeting of Sharehoders to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on May 7, 2010, at 10:30 a.m., PDT, and at any adjournment thereof (1) as specified upon the proposals listed on the reverse side of this card and as more particularly described in Granite’s Proxy Statement dated March 26, 2010, and (2) to grant to William G. Dorey and LeAnne M. Stewart the discretion to vote said shares upon such other matters as may properly come before the meeting.
IMPORTANT: PLEASE PROVIDE YOUR INSTRUCTIONS OR VOTE VIA THE INTERNET OR BY TELPHONE, OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you fail to return your voting directive card to the Trustee by MAY 4, 2010, you will be deemed to have authorized the Plan’s Committee to direct the Trustee how to vote these shares. As a participant in the Plan, you are entitled to vote your allocated shares of common stock held in the Plan by the Trust. Your voting direction submitted to Union Bank of California, N.A., Trustee of the Plan, will be confidential.
Continued and to be signed on reverse side

GRANITE CONSTRUCTION INCORPORATED
2716 SO. GRANITE COURT
FRESNO,  CA 93706
ATTN:   BRITTANY SHILLING
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following proposal (s):

1.	Election of Directors	For	Against	Abstain

1a	William G. Dorey	☐	☐	☐

1b	Rebecca A. McDonald	☐	☐	☐			For	Against	Abstain

1c	William H. Powell	☐	☐	☐	5.	To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm for the fiscal year ending December 31, 2010	☐	☐	☐

1d	Claes G. Bjork	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal (s):		For	Against	Abstain	NOTE: To consider such other matters properly brought before the meeting or any adjournment thereof.

2.	To act upon a proposal to approve the Granite Construction Incorporated Employee Stock Purchase Plan	☐	☐	☐

3.	To act upon a proposal to approve the Granite Construction Incorporated Annual Incentive Plan	☐	☐	☐

4.	To act upon a proposal to approve the Granite Construction Incorporated Long Term Incentive Plan	☐	☐	☐

		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, Form 10-K is/are available at www.proxyvote.com.

GRANITE CONSTRUCTION INCORPORATED Annual
Meeting of Shareholders
May 7, 2010 10:30 AM This proxy is
solicited by the Board of Directors
The shareholder(s) hereby direct(s) Mercer Trust Company, as Trustee of the Granite Construction Profit Share and 401(k) Plan (the “Plan”), to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED beneficially held for me by the Plan at Granite’s Annual Meeting of Shareholders to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on May 7, 2010 at 10:30 a.m., PDT, and at any adjournment thereof (1) as specified upon the proposals listed on the reverse side of this card and as more particularly described in Granite’s Proxy Statement dated March 26, 2010, and (2) to grant to William G. Dorey and LeAnne M. Stewart the discretion to vote said shares upon such other matters as may properly come before the meeting.
The shares represented here shall be voted as specified. IF NO SPECIFICATION IS MADE I AUTHORIZE FIDUCIARY COUNSELORS INC., AS INDEPENDENT FIDUCIARY FOR THE PLAN, TO DIRECT THE TRUSTEE HOW TO VOTE THESE SHARES.
Continued and to be signed on reverse side